Exhibit 10.114

                             EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is entered into as of the 1st day of March, 1997, (the "Effective Date") by and between ________ P.C., a New York professional corporation (the "Practice"), and Nissan Shliselberg, M.D. (the "Employee").

      WHEREAS, the Employee desires to obtain employment with the Practice and the Practice desires to employ the employee upon the terms and conditions stated herein;

      NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. Employment. Employee is hereby employed by the Practice as its Medical Services Director, or such other reasonably related position as it may designate, to perform such duties as are reasonably required by such position(s) and such other duties as he may be assigned from time to time. The Employee agrees to accept such employment under the terms and conditions herein, and to devote a minimum of ten (10) hours per month to the Practice. In performing duties hereunder, Employee shall at all times act in a professional, competent and loyal manner and shall comply with all policies and procedures of the Practice as they may be amended from time to time. The Employee shall maintain complete and accurate time and duty log sheets reflecting the time spent fulfilling his duties under this Agreement.

      2. Term. The term of this Agreement shall commence on its above-written effective date and shall continue for a period of five (5) years, unless sooner terminated pursuant to the provisions of Section 9 herein. The parties may renew this Agreement for an additional five (5) year period in a written instrument signed by both parties.

      3. Compensation. The Practice agrees to pay to Employee as compensation for his services hereunder a salary at the rate of $2,000.00 per month, payable in accordance with the payroll procedures established by the Practice, as they may be amended from time to time.

      4. Benefits. As a part-time employee, the Employee will not be eligible to participate in any benefit program offered by the Practice to its full-time employees.

      5. Expenses. The Practice shall reimburse the Employee for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder, in accordance with its policies and procedures, as they may be amended from time to time.

      6. Insurance. Throughout the term of this Agreement, the Employee shall maintain, at all times and at his own expense, professional liability insurance coverage in the amount of at least $1,000,000.00 per occurrence and $3,000,000.00 in the annual aggregate.

All such malpractice or professional liability insurance must be in a form reasonably satisfactory to the Practice and include coverage for all clinical services rendered pursuant to this Agreement.

      7. Notice of Proceedings. The Employee shall notify the Practice within one (1) business day after he becomes aware of any malpractice action against him or any investigation, action or proceeding, the outcome of which could result in revocation or suspension of his license to practice medicine

      8. Compliance with Other Agreements and Applicable Law. The Employee represents and warrants that his performance hereunder shall not conflict with any other agreements to which he was or is a party. The Employee agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement. The Employee further represents and warrants that in performing his duties hereunder, he shall comply with all applicable laws and regulations and that he immediately will report to the Practice's Board of Directors all illegal conduct by the Practice or its employees or agents of which he is aware. The Employee represents and warrants that he has a current, valid license to practice medicine in the State of New York, and he agrees that he must maintain such license as a condition of continued employment by the Practice. The Employee further represents and warrants that there is not presently pending nor threatened against him any action, claim or proceeding the outcome of which could result in revocation or suspension of his license to practice medicine in New York.

      9. Termination. This Agreement shall terminate automatically upon the expiration of its term or upon the death of the Employee. In addition, this Agreement may be terminated by the Practice or the Employee under the following circumstances:

            9.1   By the Practice.

                  (a)   Termination  for Cause.  The  Practice  may  terminate
this Agreement at any time prior to the expiration of its terms for cause. For purposes of this Section 9. 1 (a), "cause" shall mean: (i) the Employee's conviction for any felony or crime of moral turpitude; (ii) dishonesty or disloyalty by the Employee in performance of his duties hereunder; (iii) insubordination by the Employee; (iv) conduct by the Employee which jeopardizes the Practice's right or ability to operate its business; (v) the Employee's material breach of any provision of this Agreement; (vi) the failure or inability of the Employee to perform his duties in a manner which is reasonably acceptable to the Practice; (vii) gross neglect of duty; or
(viii) the Employee fails to retain his license in good standing to practice medicine in the State of New York.

                  (b) Termination Without Cause. The Practice may, in its sole discretion, without any cause whatsoever, terminate the Employee's employment by providing him with 30 days' prior written notice and, at its election, may relieve the Employee of his duties and responsibilities at any time thereafter and provide his with pay in lieu of notice.

              9.2 By the Employee

                  (a) Termination for Cause. The Employee may terminate this Agreement at any time prior to the expiration of its term for cause. For the purposes of this Section 9.2(a), the term "cause" means the material breach of any provision of this Agreement by the Practice.

                  (b) Termination Without Cause. The Employee may terminate this Agreement without cause upon 30 days' written notice to the Practice. Upon receipt of such notice, the Practice may elect to terminate his employment at any time thereafter prior to the Employee's designated last day of employment, and provide him with pay in lieu of notice.

      10. Protection of the Practice. In consideration of the Employee's initial and/or continued employment and other good and valuable consideration provided by the Practice, the adequacy of which is hereby acknowledged, the parties agree to the following:

     10.1 Covenants. The Employee agrees, both during his employment with the Practice and for a period of two (2) years following termination of this Agreement, that he will not (a) directly or indirectly (whether as sole proprietor, partner, stockholder, director, officer, employee, consultant, independent contractor, or in any capacity as principal or agent or in any other individual or representative capacity) compete with the Practice in any business that is in competition in any manner whatsoever with (i) the then-existing business or operations of the Practice, or (ii) any business that the employee knows or should know that the Practice intends to enter or pursue; (b) be interested in, associated with, render services to or sell any ideas, inventions or products to any party in competition with the Practice; (c) make known or disclose the name and/or address of any clients, customers or patrons of the Practice or persons having a contractual relationship with the Practice; (d) call upon, solicit, divert or take away, or attempt to solicit, divert or take away any such clients, customers or patrons or employees of the Practice or any persons having a contractual relationship with the Practice; or (e) request or advise any present or future client, customer or patron of the Practice or any persons having a contractual relationship with the Practice to withdraw, curtail or cancel their business relationship with the Practice. For the purposes hereof, "competition" shall include the providing of professional services by psychologists or psychiatrists to individuals either individually or in group settings in clinics, nursing homes, hospitals or in private offices within a radius of fifteen (15) miles from any location in which such professional services are being provided by the Practice; provided, however, that the Employee may continue to provide professional services to patients through his current medical practice and at the facilities listed on Schedule 10. 1 attached hereto without violating the covenants contained in this Section.. For the purposes hereof, "competition" shall not preclude the ownership of less than one percent (1 %) of the common stock, or other class of voting stock, of any publicly traded company.

              10.2  Enforcement.   The   Employee   agrees  that  the   remedies
  available at law for any breach of the  covenants  contained in this Section
  10  will  be  inadequate   and  that  the  Practice  shall  be  entitled  to
  appropriate equitable remedies, including injunctive relief in any action or proceeding brought to prevent the taking or continuation of any action which would constitute or result in a breach of such covenant. Such remedies shall not be exclusive and shall be in addition to any and all remedies which may be available, directly or indirectly, without limiting the recovery of any damages, including incidental, consequential and/or punitive damages. The Employee further agrees that if any restriction in this Article is held by any court to be unenforceable or unreasonable, a lesser restriction will be enforced in its place and the remaining restrictions will be enforced independently of each other. The Employee agrees to pay the attorneys' fees, court costs and other expenses incurred by the Practice to enforce any provision under this Section.

              10.3 Ancillary Obligations. This covenant shall be construed as an obligation ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action by the Employee, whether predicated on a breach of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Practice of this covenant.

              10.4 Jurisdiction. The Employee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York located in New York City for any actions, suits or proceedings arising out of or relating to this covenant and further agrees that service of any process, summons, notices or document by U.S. registered mail to the address set forth herein shall be effective service of process for any action, suit or proceeding brought against him in any such court.

        11. Nature of Relationship. Nothing in this Agreement shall be construed as establishing the parties as partners or joint venturers.

        12. Arbitration. Whenever a "dispute" arises between the parties concerning this Agreement or their employment relationship, including without limitation the termination thereof, the parties shall use their best efforts to resolve the "dispute" by mutual agreement. If such a "dispute" cannot be so resolved, it shall be submitted to final and binding arbitration to the exclusion of all other avenues of relief and adjudicated pursuant to the American Arbitration Association's Rules for Commercial Arbitration then in effect, except that the parties to such arbitration shall be entitled to engage in pre-hearing discovery, to the extent permitted by and according to the provisions of the Federal Rules of Civil Procedure. The decision of the arbitrator must be in writing and shall be final and binding on the parties, and judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. The expenses of the arbitration shall be borne equally by the parties, and each party shall be responsible for his or its own costs and attorneys' fees. For the purposes of this Section 12, the term "dispute" means all controversies or claims relating to terms, conditions or privileges of employment, including without limitation claims for breach of contract, discrimination, harassment, wrongful discharge, misrepresentation, defamation, emotional distress or any other personal injury, but excluding claims for unemployment compensation or worker's compensation. This Section shall survive the termination of this Agreement.

      13. No Requirement to Refer. It is not a purpose of this Agreement to induce or encourage the referral of patients, and there is no requirement under this Agreement, or under any other agreement between the Practice and the Employee, that the Employee refer any patient to the Practice or to any other entity for the delivery of health care items or services. The compensation paid to the Employee under this Agreement is made for professional services and obligations as set forth in this Agreement, and no payment made under this Agreement is in return for the referral of patients or in return for purchasing, leasing, ordering or arranging for any good, facility, item or service from the Practice or any other entity.

      14. Non-Waiver. The Practice's failure at any time to require the performance by the Employee of any of the terms hereof shall in no way affect the Practice's right thereafter to enforce the same, nor shall the waiver by the Practice of the breach of any term hereof be taken or held to be a waiver of any succeeding breach.

      15. Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or an arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof.

      16. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of New York, without regard to the conflicts of laws principles thereof.

      17. Headings and Captions. The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

      18. Entire Agreement. This Agreement contains and represents the entire agreement of the parties and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in a writing signed by both the Employee and an authorized representative of the Practice. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement, and neither party shall be bound or liable for any alleged representation, promise or inducement not specifically set forth herein.

      19. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Practice without the prior written consent of the Employee, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event of the merger or consolidation of the Practice with any other corporation or corporations, the sale by the Practice of a major portion of its assets or of its business and good will, or any other corporate reorganization involving the Practice, this Agreement may, without the Employee's written consent, be assigned and transferred to such successor in interest as an asset of the Practice upon such assignee assuming the Practice's obligation hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms hereof, to or for such assignee or transferee of this Agreement; provided, however, that the Practice will remain secondarily liable as a guarantor of such assignee or transferee's obligations to the Employee hereunder. The Employee shall not have any right to assign, delegate or transfer any duty or obligation to be performed by him hereunder to any third party, nor to assign or transfer the right, if any, to receive payments hereunder.

20. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (a) if to the Practice, to P.C., c/o Arent Fox Kintner Plotkin and Kahn, 1675 Broadway, New York, N.Y. 10019, Attn:
Jerome Levy, Esq.; or (b) if to the Employee, to his/her last known home address on file with the Practice; or to such other address as the parties shall have furnished to one another in writing.

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  duly  executed  this
Agreement, to be effective as of the day and year first above written.

NISSAN SHLISELBERG, M.D.
______________________________________P.C.


Date:  _______________________            By:
                                          __________________________________

                                          Title:
                                          ________________________________

                                          Date:
________________________________

                                SCHEDULE 10.1


            FACILITIES EXCLUDED FROM THE NONCOMPETITION COVENANTS
                               OF SECTION 10.1



            Sagamore Children's Psychiatric Center

            Flushing Hospital Medical Center

            Upstate Clinical Associates

            Margaret Tietz Nursing Center

            Private Practice
            69-40 108 Street
            Forest Hills, NY  11375

Exhibit 10.115

                        OPTION AND INDEMNITY AGREEMENT

     This OPTION AND INDEMNITY AGREEMENT (the "Agreement") is made this ____ day of February, 1997, by and between Pioneer Healthcare, Inc. ("Pioneer"), and Nissan Shliselberg M.D. ("Shliselberg").

                                  WITNESSETH

     WHEREAS,   Pioneer  is  in  the  business  of  providing  management  and administrative services to psychotherapy practices through its wholly-owned subsidiary BSC-NY, Inc. (the "Subsidiary"); and

      WHEREAS, in November 1996, the Subsidiary merged with Behavioral Stress Centers, Inc., which had been providing management and administrative services to Clinical Associates and Clinical Diagnostics, a general partnership and sole proprietorship respectively, which had been engaged in the provision of psychotherapy services in the New York metropolitan area; and

     WHEREAS, Gerald M. Perlow, M.D. ("Perlow") presently owns 98 percent of the shares in Perlow Physicians, P.C., a New York professional corporation (the "P.C.") that was formed in October 1996 in order to provide psychotherapy services to the patients formerly served by Clinical Associates and Clinical Diagnostics; and

     WHEREAS, Shliselberg presently owns two percent of the shares in the P.C.; and

      WHEREAS, in November 1996, Pioneer loaned $750,000 to the P.C. in order to allow the P.C. to purchase the professional assets of Clinical Associates and Clinical Diagnostics, including the various contracts that those entities have with health care facilities and third party payers for the provision of psychotherapy services; and

     WHEREAS, in November 1996, the P.C. also entered into a management agreement with the Subsidiary (the "Management Agreement") pursuant to which the Subsidiary provides non-clinical management and administrative services to the P.C.; and

      WHEREAS, as consideration for the aforementioned loan to the P.C. and execution of the Management Agreement, Pioneer and Perlow entered into an Option Agreement, dated November 5, 1996, which provides that no part of Perlow's interest in the P.C. may be transferred without the prior written consent of Pioneer; and

     WHEREAS, Perlow now wishes to transfer his entire interest in the P.C. to Shliselberg, and Shliselberg wishes to receive that interest, provided that he is indemnified by Pioneer for any losses which he may incur as a result of his service as a shareholder, director, officer or employee of the P.C. and

     WHEREAS, it is a condition of Pioneer's consent to the transfer of Perlow's interest in the P.C. to Shliselberg that this Option be granted to Pioneer.


      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:


            I . Grant of Option. Shliselberg hereby irrevocably grants to Pioneer the right and option (hereinafter called the "Option") to designate a person who lawfully may hold an ownership interest in the P.C. (the
"Optionee") who shall be entitled to purchase all of the shares of the P.C. owned by Shliselberg ("Shliselberg's Interest") at the exercise price set forth in paragraph 2, during the period and subject to the conditions herein set forth.

            2. Exercise Price. The exercise price (the "Exercise Price") for Shliselberg's Interest shall be One Thousand Dollars ($1,000.00).

            3. Option Term. The term of this Option shall expire on the fortieth (40th) anniversary of the date hereof.

            4. Exercise of Option. The Option shall be exercisable only upon the occurrence of one or more of the following events:

                  (a)   Shliselberg's death;

                  (b) Shliselberg's disability which, for purposes of this Agreement, shall be defined as Shliselberg's failure or inability to perform his customary duties for a consecutive period of three (3) months or for any number of days totalling 120 within a six (6) month period;

                  (c)   The  loss  or  suspension  of  Shliselberg's   medical
license, cancellation of the P.C.'s medical malpractice insurance without replacement, commission of a felony by the P.C. or by Shliselberg, or the loss or suspension, for more than ninety (90) days, of the P.C.'s or Shliselberg's participation in the Medicare or Medicaid programs or in any third-party payor contract which, in the reasonable discretion of Pioneer, is a significant contract for the P.C.;

                  (d) Upon the default or termination of that certain Employment Agreement of even date herewith between the P.C. and Shliselberg;

                  (e)   Upon  default  or   termination   of  the   Management
Agreement between the Subsidiary and the P.C.; or

                  (f) The filing by Shliselberg of a petition in bankruptcy, an assignment for the benefit of creditors, or other action taken voluntarily or involuntarily under any state or federal statute for the protection of debtors.

            5. Manner of Exercise. Each exercise of the Option shall be by written notice to Shliselberg, and shall be accompanied by the designated Optionee's check payable to Shliselberg for the amount of the Exercise
Price. Upon delivery of such notice and payment, the Optionee shall be deemed to have acquired Shliselberg's Interest and shall be deemed to have become a member of the P.C. without any further action on the part of the Optionee, Shliselberg or the P.C.. However, at the Optionee's request, Shliselberg shall also deliver an assignment of his shares in the P.C. to the Optionee in form and substance reasonably satisfactory to the Optionee.

            6. No Obligation to Exercise Option. Pioneer shall be under no obligation to exercise all or any part of the Option.

            7.    Transferability    of   Option.   The   Option   is   freely
transferable by Pioneer. Pioneer shall notify the P.C and Shliselberg of the exercise or the revocation of any assignment of the Option.

            8.    Restrictions  on  Transfer  of   Shliselberg's   Interests
Consents. During the Option Period, no part of Shliselberg's Interest shall be transferred without the prior written consent of Pioneer. For purposes of this Agreement, a transfer shall include any dissolution or termination of the P.C. or any assignment, mortgage, hypothecation, transfer, pledge, creation of a security interest in or lien upon, encumbrance, gift or other disposition unless such transfer is made subordinate to or subject to this Option. An authorized assignee or transferee must consent in writing to be bound by the terms of this Agreement. Further, the P.C. and Shliselberg shall not amend or modify the P.C.'s Articles of Organization or Bylaws in any manner that would adversely affect Pioneer's rights hereunder without Pioneer's prior written consent. Shliselberg consents to the Option on his interests granted herein, and agrees to recognize the Optionee as a substituted shareholder immediately upon the exercise of this Option. Any provisions in the P.C.'s Bylaws that conflict with this Agreement are superseded and shall be of no effect.

            9. Representations and Warranties of Shliselberg. Shliselberg hereby represents and warrants to, and covenants with, Pioneer as follows:

                  (a) Shliselberg has full power and authority to permit him to execute and deliver this Agreement and to perform all of the obligations contained herein, and none of such actions will violate any provisions of law or will violate or constitute a default under any agreement or instrument to which Shliselberg is a party.

                  (b) This Agreement constitutes, and each instrument to be executed and delivered by Shliselberg in connection with the exercise of the
Option will constitute, a valid and legally binding obligation of Shliselberg, enforceable against him in accordance with its terms.

                  (c) No other person will be permitted to become a shareholder (other than pursuant to the exercise of this Option) without prior written notice to the Pioneer and the grant to Pioneer of an option of such person's interest in form and substance comparable to this Agreement.

                  (d) Shliselberg shall take, or cause to be taken, all steps necessary to maintain the P.C. as a New York professional corporation in good standing and, without the prior written consent of the Pioneer, shall not take, or cause or allow to be taken, any steps to dissolve the P.C..

                        (e)   A  legend   shall  be  placed   on  each   stock
certificate issued by the P.C. to Shliselberg indicating that the shares represent by that certificate are subject to this Agreement and may not be transferred without the express written consent of Pioneer.

            10. Indemnity. As additional consideration for this Agreement, the Corporation hereby indemnifies Shliselberg from and against all uninsured liability, losses or damages that he may sustain as a result of claims, demands, costs (including reasonable attorneys' fees) or judgments arising from his service as a shareholder, director, officer or employee of the PC.

            11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below or at such other address as may be furnished in writing by any party hereto to the other:


            If to Shliselberg:           Nissan Shliselberg, M.D.
                                         98-40 64th Avenue - 1-B
                                         Rego Park, NY  11374



            If to Pioneer:              Pioneer Healthcare, Inc.
                                        200 Lake Street
                                        Suite 102
                                        Peabody, MA 01960
                                        Attn: President

            12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs, and assigns.

            13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflicts of laws provisions of that state.

            14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            15. Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties.

            16. Specific Performance. The parties hereto agree that Shliselberg's Interest in the P.C. is unique and that failure to honor the rights granted by this Agreement will result in irreparable damage, and that in addition to all other remedies of which Pioneer may avail itself at law or in equity, Pioneer shall have the right of specific performance.

            17. Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes any and all prior agreements and understandings between the parties with respect to its subject matter.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                    PIONEER HEALTHCARE, INC.:


                                    By:  _______________________________
                                    Name: _____________________________
                                    Its: ________________________________






                                    ___________________________________
                                     Nissan Shliselberg, M.D.

Exhibit 10.116

                            SECURED TERM NOTE

$1,100.000.00
  March , 1997

              FOR VALUE RECEIVED, and intending to be legally bound, PHC OF MICHIGAN, INC., a Massachusetts corporation, ("Borrower") hereby promises to pay to the order of HEALTHCARE FINANCIAL PARTNERS - FUNDING II, L.P., a Delaware partnership, its successors and assigns ("Lender"), the maximum principal sum of ONE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,100.000.00) (the "Principal Sum") together with interest, costs of collection and other fees as further set forth herein, to be paid in accordance with the terms set forth below. All terms not defined herein shall have the meanings assigned to them in that certain Loan and Security Agreement dated as of February 3, 1997 (the "Revolving Loan Agreement") by Borrower and HCFP Funding, Inc., a Delaware corporation that is the assignee of Lender ("HCFP Funding"). This Secured Term Note shall amend, restate and replace in its entirety the Secured Bridge Note in the principal amount of Four Hundred Thousand and No/100 Dollars ($400,000.00) (the "Previous Advance") made by Borrower in favor of HCFP Funding dated January 13, 1997, as amended (the "Old Note"). Upon execution of this Secured Term Note by Borrower and Lender, the Old Note shall be canceled and shall be of no further force and effect.

        1. Commitment Fee. In consideration for the financing provided by Lender as evidenced by this Secured Term Note, Borrower shall pay to Lender
  (i) an initial Commitment Fee in the amount of Seven Thousand and No/100 Dollars ($7,000.00), which shall be paid to Lender through a deduction from the additional Seven Hundred Thousand and No/100 Dollars ($700,000.00) (the "New Advance") to be advanced on the date of this Secured Term Note, and
  (ii) an annual Commitment Fee in the amount of one percent (1%) of the Principal Sum outstanding on each anniversary date of this Secured Term Note, to be payable on each such anniversary date.

        2. Principal and Interest. Borrower promises to pay to Lender interest on the Principal Sum at a fluctuating rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus five percent (Prime plus 5.00%) (the "Base Rate"), provided that after an Event of Default such rate shall be equal to the Base Rate plus five percent (5%). For purposes of the foregoing, the term "Prime Rate" means that rate of interest designated as such by Fleet National Bank of Connecticut. N.A., or any successor thereto, as the same may from time to time fluctuate. Interest only shall be payable monthly in arrears on the last Business Day (defined herein) of each month for the first twelve
  (12) months that this Secured Term Note remains outstanding, beginning on April 30, 1997 (which interest installment shall include interest accrued from the date hereof through April 30, 1997) and continuing on the last Business Day of each month thereafter through and including March 31. 1998.

On April 30, 1998, and on the last Business Day of each month thereafter through and including February 28, 2001, Borrower will make one of thirty-five (35) equal monthly installment payments of principal, each of which is equal to Nine Thousand One Hundred Sixty-Six and 67/100 Dollars ($9,166.67) per installment, together with accrued interest on each such installment calculated at the Base Rate. On March 12, 2001 (the "Maturity Date") Borrower shall make a balloon principal installment of the then remaining principal of Seven Hundred Seventy-nine Thousand One Hundred Sixty-Six and 55/100 Dollars ($779,166.55), together with all accrued and unpaid interest. After the Maturity Date and until the entire Principal Sum shall be paid in full. the amount of the Principal Sum then outstanding shall bear interest, payable on demand, at the Base Rate plus five percent (5%), but in no event to exceed the maximum lawful rate.


         Additional Payments. Borrower further promises to pay to Lender, immediately upon demand, all reasonable costs. disbursements and reasonable attorneys' fees incurred by Lender in connection with the preparation of this Secured Term Note and all related agreements and documents, or in connection with any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender hereunder.

      4.    Borrowing and Prepayment


            a. Subject to the terms and conditions hereof, Lender shall make available to Borrower the New Advance (less the remaining portion of the initial Commitment Fee) in immediately available funds not later than 12:00 Noon (Washington, D.C. time) on the Business Day on which the following conditions precedent are satisfied: (i) no default shall have occurred under this Secured Term Note, the Revolving Loan Agreement, or that certain Loan and Security Agreement by and between PHC of Utah, Inc. (an affiliate of Borrower) and HCFP Funding ((as successor-in-interest to HealthPartners Funding, L.P.) dated May 21, 1996, as amended (the "Utah Loan Agreement"), (ii) all representations and warranties contained in this Secured Term Note, the Revolving Loan Agreement, the Utah Loan Agreement, or otherwise made in writing in connection herewith by or on behalf of Borrower shall be true and correct in all material respects, (iii) PHC, Inc. shall have executed and delivered to Lender a guaranty of the obligations under this Secured Term Note (the "Guaranty"), (iv) Borrower shall have properly executed a mortgage granting to Lender a first priority lien on the real property described on Exhibit A attached to this Secured Term Note, which exhibit is made a part hereof (the "First Mortgage"), (v) Borrower shall have properly executed a mortgage granting to HCFP Funding a second priority lien on the real property described on Exhibit A attached to this Secured Term Note, which exhibit is made a part hereof (the "Second Mortgage"), (vi) Borrower shall have delivered each of the First Mortgage and the Second Mortgage, in recordable form, to Lender, and (vii) Borrower shall have received Uniform Commercial Code ("UCC"), judgment and tax lien searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains a place of business, which yield results consistent with the representations and warranties contained herein.

            b. Borrower may prepay all or any part of the Principal Sum outstanding without penalty, together with all interest accrued thereon, and all other sums that are payable pursuant to this Secured Term Note.

      5. Payment 0ffice - Both the Principal Sum and the interest hereon and any other amounts payable hereunder are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Suite 320, Chevy Chase, MD 20815, Attention: Mr. Ed Nordberg, or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection.
Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment hereunder which is stated to be due on a day on which banks in Washington, DC are required or permitted to be closed for business shall be due and payable on the next business day (each such next day a "Business Day-") and such extension of time shall be included in the computation of interest in connection with such payment.

      6. Acceleration: No Presentment. On the Maturity Date or upon the occurrence of an Event of Default (as defined in Section 12 hereof), the outstanding Principal Sum, accrued and unpaid interest thereon and all other sums owed by Borrower to Lender in connection herewith shall immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind, except the notices required under Section 12 hereof.

      7.    Security Agreement.

            a. This Secured Term Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, as security for Borrower's obligations hereunder, a security interest in the following, (collectively, the "Collateral"), which security interest shall have first priority and be senior to all other liens and encumbrances except those made in favor of HCFP Funding and in existence prior to the date of this Secured Term Note:

                  (i) All of Borrower's now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and any contract rights, chattel paper, documents and instruments with respect thereto;

                  (ii) All of Borrower's now owned and hereafter acquired or arising general intangibles of every kind and description pertaining to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records, and data;

                  (iii) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Concentration Account;

                  (iv) All of Borrower's monies and other property of every kind and nature now or at any time or times hereafter in the possession of or under the control of Lender or a bailee or Affiliate of Lender;

                  (v) All of Borrower's now owned or hereafter acquired inventory of every description which is held by the Borrower for sale or lease or is furnished by the Borrower under any contract of service or is held by the Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof,

                  (vi) All of Borrower's now owned or hereafter acquired machinery, equipment, tools, tooling, furniture, fixtures, goods. supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof-,

                  (vii) all  of  Borrower's  general  intangibles  (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of the Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof,

                  (viii) the real property described on Exhibit A to this Secured Term; and

                          (ix) The proceeds (including, without limitation,
                 insurance proceeds) of all of the foregoing.

      Borrower shall, at Borrower's expense, perform all acts and execute all documents requested by Lender at any time to evidence, perfect, maintain and enforce Lender's security interest and the priority thereof in the Collateral. Upon Lender's request, at any time and from time to time, Borrower shall, at Borrower's sole cost and expense, execute and deliver to Lender one or more financing statements (in form and substance satisfactory to Lender) pursuant to the UCC and, where permitted by law, Borrower hereby authorizes Lender to execute and file one or more financing statements signed only by Lender. Notwithstanding anything to the contrary contained in this Secured Term Note, Borrower and Lender agree that Lender is, and shall be deemed to be, the "secured party" as that term is defined in the UCC and elsewhere with respect to personal property.

                  b. In addition to all other rights, options. and remedies granted to Lender under this Secured Term Note, upon the occurrence of an Event of Default Lender may exercise all other rights granted to it hereunder and all rights under the Uniform Commercial Code in effect in the applicable jurisdictions) and under any other applicable law, and exercise the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                        (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to Lender with respect to the Collateral under the Uniform Commercial Code in effect in the jurisdiction(s) in which such Collateral is located;

                        (ii) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection c. below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

                        (iii) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by lender, and

                        (iv)  The  right  to   relinquish   or   abandon   any
Collateral or any security interest therein.

            c.    Borrower  agrees that a notice  received by it at least five
(5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral following an Event of Default.

     d. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy the liabilities and obligations of Borrower to Lender in any order. All rights and remedies granted Lender hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Principal Sum, all interest, costs, expenses and other charges due hereunder, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

      9. Use of Funds. Borrower covenants and agrees that the loan of the Principal Sum or any portion thereof shall be used for working capital or other commercial purposes of Borrower.

      10.   Representative.   Borrower   hereby  warrants  and  represents  to
                  Lender that:

                  a. This Secured Term Note constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws generally affecting creditors' rights or remedies, and judicial doctrines concerning waivers of rights.

                  b. Except as may be provided in instruments executed by Borrower in favor of HCFP Funding or except as otherwise provided in
Schedule 10b attached hereto and made a part hereof, the execution, delivery or performance of or under this Secured Term Note will not violate or conflict with any law, rule, regulation, order, judgment, indenture, instrument, or agreement by which Borrower or Borrower's properties or assets are bound or affect, or conflict or be inconsistent with, or result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Borrower, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower's properties or assets may be bound or to which they may be subject other than a lien, security interest, charge or other encumbrance in favor of Lender or its affiliates, successors or assigns.

                  c. Except as provided in Schedule 10c attached hereto and made a part hereof, there are no actions, suits or other proceedings pending, including, without limitation, any condemnation proceeding, or to the knowledge of Borrower threatened, against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Secured Term Note. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority. There is no litigation or proceeding, including, without limitation, any condemnation proceeding, pending or, to the knowledge of Borrower, threatened against or affecting Borrower's properties or assets, or any circumstances existing which would in any manner materially adversely affect Borrower's properties or assets, or the validity or ability of Borrower to perform any obligations under this Secured Term Note.

                  d. The financial statements of Borrower previously delivered to Lender are true, correct and complete and fairly present the financial condition of Borrower as of the date thereof. No material adverse change in the financial condition of Borrower has occurred since the date of such financial statements of Borrower delivered to Lender.

                  e. Except for liens, security interests, charges or encumbrances in favor of HCFP Funding or as otherwise provided in Schedule 10e attached hereto and made a part hereof. Borrower is the sole owner of all right, title and interest in and to all of the Collateral free and clear of any lien, security interest, charge or encumbrance.

      Borrower   shall   deliver  to  Lender:   (i)  its   monthly   financial
statements, prepared in accordance with the financial statements of such party previously delivered to Lender, consistently applied, and certified by such party to Lender to be true and correct and accurately reflecting such party's financial condition as of the date thereof; (ii) prompt written notice of any event or occurrence (including any pending or threatened litigation) of which such party has knowledge which may materially adversely affect the financial condition of Borrower; and (iii) any other information relating to Borrower reasonably requested by Lender.

      11. Covenants. Borrower covenants and agrees that until this Secured Term Note shall be repaid in full, it shall be bound by, and shall comply fully with, all of the affirmative and negative covenants set forth in Article VI and Article VII of the Revolving Loan Agreement, all of which covenants are hereby incorporated by reference into this Secured Term Note..

      12. Events of Default. The following events are each an "Event of Default" hereunder:

                  a. Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender hereunder and such payment remains unpaid for five (5) Business Days after written notice hereof from Lender to Borrower is received; or

                  b. Borrower has made any representations or warranties in this Secured Term Note or any financial statement delivered to Lender or otherwise in connection herewith or therewith which contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading; or

                  c. Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Secured Term Note and such failure shall have continued for a period of ten (10) days after written notice thereof, or

                              d.    Borrower  shall (i) apply for,  or consent
in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors, or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

                  e.    (i)  an   involuntary   case  is   commenced   against
Borrower and the petition is not controverted within ten (10) days or is not dismissed within thirty (30) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidation of Borrower or of all or substantially all of the assets of Borrower and such order, judgment or decree shall continue unstayed and in effect for a period ninety
(90) days or shall not be discharged within thirty (30) days after the expiration of any stay thereof, or

                  f. an Event of Default shall have occurred under the Revolving Loan Agreement, the Mortgage or the Utah Loan Agreement.

      13.       Lender's Rights.

                  a. Upon the occurrence of an Event of Default, Lender may, in addition to the remedies set forth in Section 7 herein, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Secured Term Note or in aid of the exercise of any power granted in this Secured Term Note, or proceed to enforce the payment of this Secured Term Note or to enforce any other legal or equitable right of Lender. No right or remedy herein or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any manner and in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any collateral to such obligations of Borrower as it determines in its sole discretion.

                  b. In the event that an Event of Default has occurred as provided herein and Borrower has not paid the total outstanding Principal Sum, together with interest accrued thereon upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at a rate per annum equal to the Base Rate plus five percent (5%) from the date such outstanding amounts are due until the date this Secured Term Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Secured Term Note is referred to an attorney for collection after the Event of Default.

      15. No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this Secured Term Note nor any course of dealing between Borrower and Lender, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any right, power or privilege.

      16. Writing Required. No modification or waiver of any provisions of this Secured Term Note, nor consent to any departure by Borrower, shall in any event be effective, irrespective of any course of dealing between the parties, unless the same shall be in a writing executed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

            17. Usury Limitation. Notwithstanding anything contained herein to the contrary, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event Lender receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest;
(ii) exclude voluntary prepayments and the effects thereof, and (iii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout said entire term.

      18. Notices. Any notice or demand given under this Secured Term Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at: 200 Lake Street, Suite 102, Peabody, MA 01960 Attention: Paula Wurts, Chief Financial Officer, (fax) (508) 536-2677, with a copy to Willie E. Washington, Esquire, Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, MA 02109,
(fax)  (617)  248-4000.  Any notice to be given to Lender  under this  Secured
Term Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or mailing it by certified or registered mail, return receipt requested, or sent by prepaid overnight courier service,  addressed  to  Lender  at: 2  Wisconsin  Circle,  Suite  320,  Chevy
Chase. MD 20815 Attention: Mr. Ed Nordberg, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance herewith at least fifteen (15) days before such change of address is to become effective. A notice given under this Secured Term Note shall be deemed received five (5) days after it is sent by regular mail, or upon receipt when it is delivered or sent by telecopier according to the requirements of this paragraph, or if sent by courier on the next Business Day following deposit with the courier.

      19. Section Headings. The headings of the several paragraphs of this Secured Term Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

      20. Severability. Any provision contained in this Secured Term Note which is prohibited or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       21. Survival of Terms. All covenants, agreements, representations and warranties made in this Secured Term Note or in any financial statements delivered pursuant hereto shall survive Borrower's execution and delivery of this Secured Term Note to Lender and shall continue in full force and effect so long as this Secured Term Note or any other obligation hereunder shall be outstanding and unpaid or any other obligation of Borrower hereunder shall remain unperformed.

       22. GOVERNING LAW, JURISDICTION, ETC. This Secured Term Note is to be governed by and construed in accordance with the laws of the State of Maryland without respect to any otherwise applicable conflicts-of-laws principles, both as to interpretation and performance, and the parties expressly consent and agree to the non-exclusive jurisdiction of the State of Maryland courts, waiving all claims or defenses based on lack of personal jurisdiction, improper venue, inconvenient forum or the like. Borrower hereby consents to service of process by mailing a copy of the summons to Borrower, by certified or registered mail, to Borrower's address set forth in Section 18 above, or otherwise furnished to Lender in writing. Borrower further waives any claim for consequential damages in respect of any action taken or omitted to be taken by lender in good faith.

      23. JURY TRIAL WAIVER. In any action or proceeding relating to this Secured Term Note, Borrower, and Lender by its acceptance of this Secured Term Note, irrevocably and unconditionally waive trial by jury. Borrower understands that this waiver is a material inducement to Lender's agreement to lend the principal sum.

      24. CONFESSED JUDGMENT. Borrower irrevocably authorizes and empowers any attorney of record, or the prothonotary, clerk or similar officer of any court in any county of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland, as attorney for Borrower, as well as for any persons claiming under, by or through Borrower, to appear for Borrower in any such court in any such action brought against Borrower at the suit of Lender to confess judgment against Borrower in favor of Lender in the full amount due amount due on this Secured Term Note (including principal, accrued interest and any and all charges, fees and costs) plus reasonable attorneys incurred plus court costs, all without prior notice or opportunity of Borrower for prior hearing. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as Lender shall deem necessary, convenient and proper.

      25. Joint and Several Liability. Each of the undersigned is jointly and severally liable for the payment and performance of all covenants and obligations of Borrower set forth in this Secured Term Note.

      IN WITNESS WHEREOF, the undersigned has executed this Secured Term Note as of the day and year first above written.



ATTEST:                                   PHC OF MICHIGAN, INC.
(Seal)                                    a Massachusetts corporation


By:  ____________________________        By: ________________________________
Name:  Paula C. Wurts                    Name:  Bruce A. Shear
Title:    CFO/Assistant Clerk            Title:    President




note2.phc

Exhibit 10.117


                                   MORTGAGE

      This mortgage is made on March , 1997, between PHC OF MICHIGAN, INC. a Massachusetts corporation, as Mortgagor, and HEALTH CARE FINANCIAL PARTNERS - FUNDING II, L. P., a Delaware limited partnership, having its principal office at 2 Wisconsin Circle, Suite 320, Chevy Chase. Maryland 20815, as Mortgagee.
      For value received, Mortgagor mortgages and warrants to Mortgagee the property situated in the City of New Baltimore, County of Macomb, and State of Michigan, with a street address of 35031 Mile Road, New Baltimore,
Michigan 48047, and legally described as shown on the attached Exhibit A; together with the easements, rights-of-way, licenses, privileges, hereditaments, and appurtenances belonging to the property, and all the rents, issues, leases, and profits, the interest of Mortgagor in the property, either at law or in equity, all buildings, structures, and improvements, and all fixtures located in, on, or affixed to the property, and used or usable in connection with the operation of the property (all of the above-stated property are collectively referred to in this mortgage as the "premises").

      This mortgage is given to secure the following:
(a) payment of the indebtedness evidenced by a promissory note of even date, made and delivered by Mortgagor to Mortgagee, in the principal sum of One Million One Hundred Thousand Dollars ($1,100,000.00), payable with interest ("Secured Term Note");

(b) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this mortgage;

(c) performance of the covenants, conditions, and agreements contained in this mortgage and in the Secured Term Note and in any other documents securing the indebtedness shown above,

(d) all other indebtedness and obligations of Mortgagor presently or subsequently owing to Mortgagee, including but not limited to all future advances under this mortgage or on the Secured Term Note, loan agreements, security agreements, pledge agreements, assignments, mortgages, leases, Guarantees, and any other agreements, instruments, or documents previously or subsequently signed by Mortgagor, whether the indebtedness or obligations are direct or indirect, absolute or contingent, primary or secondary, or related or unrelated to the premises or the transaction of which this mortgage is a part, and any and all partial or full extensions or renewals of this indebtedness or other indebtedness and obligations (all of the foregoing are collectively referred to as the "indebtedness").

      Mortgagor warrants, covenants, and agrees that:
I . Title. Mortgagor is seized of the premises, in fee simple. Mortgagor had the right and power to mortgage and warrant the premises as set forth in this Mortgage. The premises are free from all liens and encumbrances except easements and restrictions of record disclosed in Lawyers Title Insurance Corporation Title Commitment No. 60108 LTC dated October 8, 1996, relating to the premises. Mortgagor will defend the premises against all claims and demands.
2. Payment of Indebtedness. Mortgagor will pay all indebtedness when due, including the principal and interest. as provided in the Secured Term Note.

3. Taxes and Assessments. Until the indebtedness is fully satisfied. Mortgagor will pay all taxes. assessments, and other similar charges and encumbrances levied on the premises before they become delinquent. and will promptly deliver to Mortgagee, without demand, receipts showing the payment.

4. Tax and Insurance Escrow. On request, at the option of Mortgagee, Mortgagor will pay to Mortgagee monthly, in addition to each monthly payment required by this mortgage or under the Secured Term Note, a sum equivalent to one-twelfth of the amount estimated by Mortgagee to be sufficient to enable Mortgagee to pay, at least 30 days before they become due, all taxes, assessments, and other similar charges levied against the premises, and all insurance premiums on any policy or policies of insurance required by this mortgage. The additional payments may be commingled with the general funds of Mortgagee, and no interest shall be payable on those payments. On demand by Mortgagee, Mortgagor will deliver and pay over to Mortgagee any additional sums necessary to make up any deficiency in the amount necessary to enable Mortgagee to fully pay when due any of the preceding items. In the event of any default by Mortgagor in performing any of the terms of this mortgage, Mortgagee may apply against the indebtedness, in the manner that Mortgagee may determine, any funds of Mortgagor then held by Mortgagee under this paragraph.

5. Change of Law. If, after the date of this Mortgage, any statute or ordinance is passed that changes in any way the laws now in force for the taxation of mortgages or mortgaged debts or the manner in which those taxes are collected, so as to affect this mortgage or the interest of Mortgagee, the whole of the principal sum secured by this mortgage. with all interest and charges, if any, at the option of Mortgagee, shall become due and payable.

6. Insurance. Mortgagor will procure, deliver to, and maintain for the benefit of Mortgagee during the term of this Mortgage:
      (a) a policy of hazard insurance, providing an all-risk extended coverage endorsement. in an amount equal to the highest replacement value of the premises;

      (b) a policy of comprehensive public liability insurance insuring against bodily injury, with a coverage limit of at least $1,000,000, and against property damage, with a coverage limit of at least $250,000, from any accident or occurrence with respect to the premises.
      All policies of insurance required by this paragraph shall be in a form, with companies, and in amounts acceptable to Mortgagee, and shall contain a mortgagee endorsement clause acceptable to Mortgagee, with loss payable to Mortgagee. Mortgagor will pay when due the premiums on any policy of insurance required by Mortgagee, and will deliver to Mortgagee renewals of all policies at least 10 days before their expiration date(s). Duplicates of all policies shall be delivered to Mortgagee.

            In the event of any loss or damage to the premises. Mortgagor will give immediate written notice to Mortgagee, and Mortgagee may then make proof of the loss or damage, if it is not promptly made by Mortgagor. All proceeds of insurance shall be payable to Mortgagee, and any affected insurance company is authorized and directed to make payment directly to Mortgagee. Mortgagee is authorized to settle, adjust. or compromise any claims for loss. damage, or destruction under any policy of insurance.

7. Maintenance and Repair. Mortgagor will not cause or permit the commission of waste on the premises and will keep the premises in good condition and repair. No building or other improvement on the premises shall be removed. demolished. or materially altered without the prior written consent of Mortgagee. Mortgagor will comply with all laws, ordinances, regulations, and orders of all public authorities having jurisdiction over the premises. If the premises, in the sole judgment of Mortgagee, require inspection or repair, Mortgagee may enter upon the premises and inspect and/or repair the premises as Mortgagee may deem advisable. and may take other action as Mortgagee may deem appropriate to preserve the premises. Mortgagor will pay when due all charges for utilities or services contracted for by Mortgagor.

8. Environmental Matters. No use, exposure, release, generation, manufacture, storage. treatment, transportation or disposal of Hazardous Material (as defined) has occurred or is occurring on or from the property. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the property has been disposed of on or off the property by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the property. No other environmental, public health or safety hazards exist with respect to the property. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any federal, state or local governmental authority.

9. Waste. The failure of Mortgagor to meet its maintenance obligations or to pay any taxes assessed against the premises or any insurance premium on policies covering any property located on the premises shall constitute waste as provided by MCLA 600.2927, MSA 27A.2927, and shall entitle Mortgagee to appoint a receiver of the property for the purpose of preventing the waste. The receiver may collect the rents and income from the premises.

10. Condemnation. If the premises, or any part, are taken under the power of eminent domain, the entire award, to the full extent of the indebtedness, shall be paid to Mortgagee. Mortgagee is empowered in the name of Mortgagor to receive and give acquittance for any award, whether it is joint or several. However, Mortgagee shall not be held responsible for failing to collect any award.

11. Mortgagee Expenses. If Mortgagor fails to meet any of its obligations under this mortgage, Mortgagee shall have the right, but not the obligation, to perform in the place of Mortgagor. If Mortgagee incurs or expends any sums, including reasonable attorney fees, whether or not in connection with any action or proceeding, to (a) sustain the lien of this mortgage or its priority, (b) protect or enforce any of Mortgagee's rights, (c) recover any part of the indebtedness, (d) meet an obligation of Mortgagor under this mortgage, or (e) collect insurance or condensation proceeds, then those sums shall become immediately due and payable by Mortgagor with interest at the default rate set forth in the Secured Term Note from the date of Mortgagee's payment until paid by Mortgagor. The sums expended in this manner by Mortgagee shall be secured by this mortgage and be a lien on the premises prior to any right, title, or interest on the premises attaching or accruing subsequent to the lien of this mortgage.
12. Assignment of Contracts and Licenses. Mortgagor assigns to Mortgagee, as further security for payment of the indebtedness, Mortgagor's interest in all agreements, contracts (including any contracts for the lease or sale of the premises), licenses, and permits affecting the premises. The assignment shall not be construed as a consent by Mortgagee to any agreement, contract. license or permit so assigned. or to impose any obligations on Mortgagee. Mortgagor shall not cancel. amend, permit, or cause a default or termination of any of the agreements, contracts. licenses, and permits used in conjunction with
      the  operation  of  the  premises   without  the  written   approval  of
      Mortgagee.

13 Assignment of Rents and Leases. As additional security for the payment of the indebtedness, Mortgagor assigns and transfers to Mortgagee, pursuant to 1953 PA 210, as amended by 1966 PA 151 (MCLA 554.231 et seq., MSA 26.1137(1) et seq.), all the rents, profits, and income under all leases, occupancy agreements, or arrangements upon or affecting the premises (including any extensions or amendments) now in existence or coming into existence during the period this mortgage is in effect.
     This assignment shall run with the land and be good and valid as against Mortgagor and those claiming under or through Mortgagor. This assignment shall continue to be operative during foreclosure or any other proceedings to enforce this mortgage. If a foreclosure sale results in a deficiency, this assignment shall stand as security during the redemption period for the payment of the deficiency. This assignment is given only as collateral security and shall not be construed as obligating Mortgagee to perform any of the covenants or undertakings required to be performed by Mortgagor in any leases.

           In the event of default in any of the terms or covenants of this mortgage, Mortgagee shall be entitled to all of the rights and benefits of MCLA 554.233B, MSA 26.1137(1)B(3) and 1966 PA 151, and Mortgagee
     shall be entitled to collect the rents and income from the premises, to rent or lease the premises on the terms that it may deem best, and to maintain proceedings to recover rents or possession of the premises from any tenant or trespasser.

           Mortgagee shall be entitled to enter the premises for the purpose of delivering notices or other communications to the tenants and occupants. Mortgagee shall have no liability to Mortgagor as a result of those acts. Mortgagee may deliver all of the notices and communications by ordinary first-class U.S. mail.
           If Mortgagor obstructs Mortgagee in its efforts to collect the rents and income from the premises or unreasonably refuses or neglects to assist Mortgagee in collecting the rent and income, Mortgagee shall be entitled to appoint a receiver for the premises and the income, rents, and profits, with powers that the court making the appointment may confer.
           Mortgagor shall at no time collect advance rent in excess of one month under any lease pertaining to the premises, and Mortgagee shall not be bound by any rent prepayment made or received in violation of this paragraph. Mortgagee shall not have any obligation to collect rent or to enforce any other obligations of any tenant or occupant of the premises to Mortgagor. No action taken by Mortgagee under this paragraph shall cause Mortgagee to become a "mortgagee in possession."

14. Performance of Leases. Mortgagor shall observe and perform all obligations contained in any lease affecting the premises. Mortgagor shall not default in performing any of the obligations imposed on Mortgagor by any lease; such a default gives the lessee the right to terminate or cancel the lease or offset against rentals. Upon request, Mortgagor shall furnish to Mortgagee a statement, in any reasonable detail that Mortgagee may request, of all leases relating to the premises and executed counterparts of any and all leases.

15. Records. With respect to the premises and its operations, Mortgagor shall keep proper books in accordance with generally accepted accounting principles consistently applied. Mortgagee shall have the right to examine the books at reasonable times as Mortgagee may elect. Upon request, Mortgagor shall furnish to Mortgagee within 60 days after the end of each calendar year, a financial statement of Mortgagor for the calendar year, in reasonable detail and stating in comparative form the figures as of the end of the previous calendar year, including statements of income and expense relating to operations of the premises, certified by an independent certified public accountant acceptable to Mortgagee. In addition, Mortgagor shall furnish to Mortgagee, in a form acceptable to Mortgagee, interim financial statements that Mortgagee may request, certified by Mortgagor.

16. Waiver. If Mortgagee (a) grants any extension of time with respect to the payment of any part of the indebtedness, (b) takes other or additional security for the payment of the indebtedness, (c) waives or fails to exercise any right granted by this mortgage or the Secured Term Note, (d) grants any release on any part of the security held for the payment of the indebtedness, or (e) amends any of the terms and provisions of this mortgage or the Secured Term Note, that act or omission shall not release Mortgagor under any covenant of this mortgage or the Secured Term Note, nor preclude Mortgagee from exercising any right or power granted, nor impair the lien or priority of this mortgage.

17. Use of Premises. Mortgagor shall not make, or permit, without the prior written consent of Mortgagee, (a) any use of the premises for any purpose other than that for which they are now used; (b) any alterations of the buildings, improvements, and fixtures located on the premises; (c) any purchase, lease of, or agreement for any fixtures to be placed on the premises under which title is reserved in the vendor. Mortgagor shall execute and deliver documents that may be requested by Mortgagee to confirm the lien of this mortgage on any fixtures, machinery, and equipment.

18. Events of Default. The occurrences listed below shall be deemed events of default and shall entitle Mortgagee, at its option and without notice except as required by law, to exercise any one or any combination of remedies under this mortgage or permitted by law:

     (a) the failure by Mortgagor to (i) make any payment when due under the Secured Term Note, or (ii) to perform any of the other terms, covenants, or conditions of this mortgage within a period of 10 days after written notice from Mortgagee of Mortgagor's failure to perform an obligation;

     (b) the institution of foreclosure or other proceedings to enforce any junior lien or encumbrance on the premises;

     (c) the appointment by a court of a receiver or trustee of Mortgagor or for any property of Mortgagor; (d) a decree by a court adjudicating Mortgagor a bankrupt or insolvent, or for the sequestration of any of Mortgagor's property;

     (e) the filing of a petition in bankruptcy by or against Mortgagor under the federal Bankruptcy Code or any similar statute that is in effect,
     (f) an assignment by Mortgagor for the benefit of creditors or a written admission by Mortgagor of the inability to pay debts generally as they become due;

     (g) the failure to comply with all of the terms and covenants of any leases or other agreements, documents, or restrictions that now encumber, affect, or pertain to the premises;

     (h) Mortgagor, without the written consent of Mortgagee, sells, conveys, or transfers the premises, any interest in the premises, or any rents or profits from the premises, or causes or allows any mortgage, lien, or other encumbrance, or any writ of attachment, garnishment, execution, or other legal process to be placed on the premises, or any part of the premises is transferred by operation of law;

     (1) all or any part of the premises is damaged or destroyed by fire or other casualty, regardless of insurance coverage, or is taken by power of eminent domain.

19. Default Remedies. Upon the occurrence of any event of default of this mortgage, Mortgagee shall have the option, in addition to and not in lieu of all other rights and remedies provided by law, to do any or all of the following:

      (a) Without notice, except as expressly required by law, to declare the principal sum secured by the Mortgage, together with all interest and all other sums secured by this mortgage, to be immediately due and payable; to demand any installment payment due under the Secured Term Note; and to institute any proceedings that Mortgagee deems necessary to collect and otherwise to enforce the indebtedness and obligations secured by this mortgage and to protect the lien of this mortgage.

      (b) Commence foreclosure proceedings against the premises pursuant to applicable laws. Mortgagee's commencement of a foreclosure shall be deemed an exercise by Mortgagee of its option to accelerate the due date of all sums secured by this mortgage. Mortgagor grants to Mortgagee, in the event of the occurrence of an event of default, the power to sell the premises at public auction by advertisement, without notice or hearing, except as required by Michigan statutes.

      (c) To enter into peaceful possession of the premises and/or to receive the rent, income, and profits, and to apply those in accordance with paragraph 13. Mortgagor acknowledges having been advised that Mortgagee believes that the value of the security covered by this mortgage is inextricably intertwined with the effectiveness of the management, maintenance, and general operation of the premises, and that Mortgagee would not make the loan secured by this mortgage unless it could be assured that it would have the right to take possession of the premises in order to manage, control management, and enjoy the income, rents, and profits, immediately upon default by Mortgagor, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or that the redemption period may not have expired. Accordingly, Mortgagor knowingly and voluntarily waives all right to possession of the premises from and after the date of default, upon demand for possession by Mortgagee.

20. Sale of Premises as a Whole or in Parcels. Upon any foreclosure sale of the premises, the premises may be sold either as a whole or in parcels, as Mortgagee may elect, and if in parcels, to be divided as Mortgagee may elect, or, at the election of Mortgagee, the premises may be offered first in parcels and then as a whole, with the offer producing the highest price for the entire property to prevail.

21. Assignment. Mortgagor shall not make a conveyance of any interest in the premises. A "conveyance" of Mortgagor's interest in the premises shall include without limitation any voluntary or involuntary disposition or dilution of legal or beneficial title to the premises by any means. If ownership of the premises, or any part, becomes vested in a person other than Mortgagor (with or without Mortgagee's consent), Mortgagee may, without notice to Mortgagor, deal with the successors in interest with reference to this mortgage or the Secured
      Term Note without in any way releasing or otherwise affecting Mortgagor's liability under the Secured Term Note and mortgage.

22. Application of Proceeds. In the event of the payment to Mortgagee, pursuant to this mortgage, of any rents or profits, or proceeds of any insurance or condemnation award, or proceeds from the sale of the premises upon foreclosure, Mortgagee shall have the right to apply the rents, profits, or proceeds, in amounts and proportions that Mortgagee shall, in its sole discretion, determine, against the cost and expenses incurred by Mortgagee in exercising its fights under this mortgage, payment of the interest and principal due under the Secured Term Note, payment of any other portion of the indebtedness, and payment of expenses incurred in preserving the premises. Application by Mortgagee of any proceeds toward the last maturing installments of principal and interest to become due under the Secured Term Note shall not excuse Mortgagor from making the regularly scheduled payments due under the Secured Term Note and this mortgage, nor shall the application reduce the amount of the payments. In the event of the payment of proceeds as a result of an insurance or condemnation award, Mortgagee shall have the right, but not the obligation, to require all or part of the proceeds of any insurance or condemnation award to be used to restore any part of the premises damaged or taken by reason of the occurrence which gave rise to the payment of the proceeds.

            CAUTION:      PARAGRAPH 23 CONTAINS A WAIVER OF
                          IMPORTANT LEGAL RIGHTS

23. Waiver of Rights. This mortgage contains a power of sale which permits Mortgagee to cause the premises to be sold in the event of a default. Mortgagee may elect to cause the premises to be sold by advertisement rather than pursuant to court action, and Mortgagor voluntarily and knowingly waives any right Mortgagor may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. In addition, Mortgagor knowingly and voluntarily waives any right Mortgagor may have to remain in possession of the premises or to collect any rents or income therefrom during the pendency of any foreclosure proceedings and during any applicable redemption period. Also, paragraphs 18 and 21 above entitle Mortgagee to require immediate payment of the balance of the indebtedness in full if the premises are sold or otherwise transferred. By execution of this mortgage, Mortgagor represents and acknowledges that the meaning and consequences of these paragraphs have been discussed as fully as desired by Mortgagor with Mortgagor's legal counsel.

24. Environmental Matters. Mortgagor agrees to indemnify Mortgagee against, and hold it harmless from, all obligations and liabilities relating to the premises arising out of claims made or suits brought for investigation, study, remedial work, monitoring, or other costs and expenses arising from or associated with response to any environmental matters, including but not limited to any (a) water pollution, air pollution, noise, odor, spills, leaks. or inadvertent discharges. emissions, or releases, or the generation, transportation, storage. treatment, or disposal of solid waste. including hazardous waste, hazardous substances. pollutants and contaminants; (b) injury, sickness, disease, or death of any person; or (c) damage to any property, regardless of whether the cause of the injury or damage occurred before or after the date of this mortgage. Mortgagor further agrees that Mortgagee shall have no liability for any environmental contamination associated with Mortgagees business or the premises, and that any involvement of Mortgagee with Mortgagor's business to protect its security interest in the premises shall not constitute Mortgagor as an "owner or operator" of Mortgagor's business for purposes of determining environmental liability. In any event, if Mortgagee becomes obligated, by judicial or administrative judgment or settlement of a claim, to pay any amounts for response to any environmental contamination associated or connected with Mortgagor's business or the premises, any payment by Mortgagee shall be deemed additional indebtedness secured by the lien of this mortgage, shall be immediately due and payable to Mortgagee, and shall bear interest until paid at the default interest rate specified in the Secured Term Note.

25. Covenants Run with Land. All of the terms and covenants of this mortgage shall run with the land and shall be binding on and inure to the benefit of the respective legal representatives and successors of the parties.

26. Release of Mortgage. If Mortgagor pays to Mortgagee the money required by the Secured Term Note, in the manner and at the times provided in the Secured Term Note, and all other sums of the indebtedness payable by Mortgagor to Mortgagee, and keeps and performs the terms, covenants, and agreements of Mortgagor with Mortgagee, then this mortgage shall be satisfied, and Mortgagee shall release the mortgage.

  27. Notice. All notices, demands, and requests required or permitted to be given to Mortgagor or by law shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to Mortgagor or Mortgagee at their last known addresses.

  28. Severability. If any provision of this mortgage is in conflict with any statute or rule of law of the State of Michigan or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provision of this Mortgage.

29. Venue and Jurisdiction. All provisions of this mortgage shall be governed by and construed in accordance with the laws of the State of Michigan. Venue shall be in Macomb County, Michigan for any action brought with regard to this mortgage. Mortgagor consents to personal jurisdiction over it by any Michigan courts to the extent that personal jurisdiction may be necessary to enforce any of the provisions of this mortgage.

      Signed on the date set forth above.

WITNESSES:                               MORTGAGOR:
                                         PHC OF MICHIGAN, INC.,
_________________________________        a Massachusetts corporation


                                         By:  ____________________________
                                         Name:  Bruce A. Shear
                                         Its:   President


State of  Massachusetts
County of  Essex

   The forgoing instrument was acknowledged before me on 12 March, 1997 by Bruce A Shear, the President of PHC of Michigan, Inc., a Massachusetts corporation, on behalf of the corporation



_________________________________         PAULA C WURTS
Notary Public, Essex County               Notary Public
My Commission Expires  11/29/2002         My Commission Expires  November
29, 2002







1commorl.phc

Exhibit 10.118

                                   MORTGAGE

      This mortgage is made on March , 1997, between PHC OF MICHIGAN, INC. a Massachusetts corporation. as Mortgagor. and HCFP FUNDING. INC., a Delaware corporation. having its principal office at 2 Wisconsin Circle, Suite 320. Chevy Chase, Maryland 20815, as Mortgagee.
      For value received, Mortgagor mortgages and warrants to Mortgagee the property situated in the City of New Baltimore, County of Macomb. and State of Michigan, with a street address of 3503123 Mile Road, New Baltimore, Michigan 48047, and legally described as shown on the attached Exhibit A; together with the easements, rights-of-way, licenses, privileges, hereditaments,. and appurtenances belonging to the property, and all the rents, issues, leases, and profits, the interest of Mortgagor in the property, either at law or in equity, all buildings, structures, and improvements, and all fixtures located in, on, or affixed to the property, and used or usable in connection with the operation of the property (all of the above-stated property are collectively referred to in this mortgage as the "premises").

      This mortgage is given to secure the following:
(a) payment of the indebtedness evidenced by a promissory note dated February 3, 1997, made and delivered by Mortgagor to Mortgagee, in the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), payable with interest ("Revolving Credit Note");
(b) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this mortgage,
      (c) performance of the covenants, conditions, and agreements contained in this mortgage, in that certain Loan and Security Agreement between Mortgagor and Mortgagee. dated February 3, 1997 (the "Revolving Loan Agreement") and in any other documents securing the indebtedness shown above;
(d) all other indebtedness and obligations of Mortgagor presently or subsequently owing to Mortgagee, including but not limited to all future advances under this mortgage or on the Revolving Credit Note and under all loan agreements, security agreements, pledge agreements, assignments, mortgages, leases, guarantees, and any other agreements, instruments, or documents previously or subsequently signed by
      Mortgagor, whether the indebtedness or obligations are direct or indirect, absolute or contingent, primary or secondary, or related or unrelated to the premises or the transaction of which this mortgage is a part, and any and all partial or full extensions or renewals of this indebtedness or other indebtedness and obligations (all of the foregoing are collectively referred to as the "indebtedness").

      Mortgagor warrants, covenants, and agrees that:
1. Mortgagor is seized of the premises. in fee simple. Mortgagor had the right and power to mortgage and warrant the premises as set forth in this Mortgage. The premises are free from all liens and encumbrances except (i) the first priority mortgage of HealthCare Financial Partners - Funding II, L.P. and (ii) easements and restrictions of record disclosed in Lawyers Title Insurance Corporation Title Commitment No. 60108 LTC dated October 8, 1996, relating to the premises. Mortgagor will defend the premises against all claims and demands.
2. Payment of Indebtedness. Mortgagor will pay all indebtedness when due, including the principal and interest. as provided in the Revolving Credit Note.

3. Taxes and Assessments. Until the indebtedness is fully satisfied, Mortgagor will pay all taxes, assessments, and other similar charges and encumbrances levied on the premises before they become delinquent, and will promptly deliver to Mortgagee, without demand, receipts showing the payment.

4. Tax and Insurance Escrow. On request, at the option of Mortgagee, Mortgagor will pay to Mortgagee monthly, in addition to each monthly payment required by this mortgage or under the Revolving Credit Note, a sum equivalent to one-twelfth of the amount estimated by Mortgagee to be sufficient to enable Mortgagee to pay, at least 30 days before they become due, all taxes, assessments, and other similar charges levied against the premises, and all insurance premiums on any policy or policies of insurance required by this mortgage. The additional payments may be commingled with the general funds of Mortgagee, and no interest shall be payable on those payments. On demand by Mortgagee, Mortgagor will deliver and pay over to Mortgagee any additional sums necessary to make up any deficiency in the amount necessary to enable Mortgagee to fully pay when due any of the preceding items. In the event of any default by Mortgagor in performing any of the terms of this mortgage, Mortgagee may apply against the indebtedness, in the manner that Mortgagee may determine, any funds of Mortgagor then held by Mortgagee under this paragraph.
5. Change of Law. If, after the date of this Mortgage, any statute or ordinance is passed that changes in any way the laws now in force for the taxation of mortgages or mortgaged debts or the manner in which those taxes are collected, so as to affect this mortgage or the interest of Mortgagee, the whole of the principal sum secured by this mortgage, with all interest and charges, if any, at the option of Mortgagee, shall become due and payable.

6. Insurance. Mortgagor will procure, deliver to, and maintain for the benefit of Mortgagee during the term of this Mortgage:

      (a)   a policy of  hazard  insurance,  providing  an  all-risk  extended
            coverage   endorsement,   in  an  amount   equal  to  the  highest
            replacement value of the premises;

      (b) a policy of comprehensive public liability insurance insuring against bodily injury, with a coverage limit of at least $ 1,000,000, and against property damage, with a coverage limit of at least $250,000, from any accident or occurrence with respect to the premises.

      All policies of insurance required by this paragraph shall be in a form, with companies, and in amounts acceptable to Mortgagee, and shall contain a mortgagee endorsement clause acceptable to Mortgagee, with loss payable to Mortgagee. Mortgagor will pay when due the premiums on any policy of insurance required by Mortgagee, and will deliver to Mortgagee renewals of all policies at least 10 days before their expiration date(s). Duplicates of all policies shall be delivered to Mortgagee.

            In the event of any loss or damage to the premises, Mortgagor will give immediate written notice to Mortgagee, and Mortgagee may then make proof of the loss or damage, if it is not promptly made by Mortgagor. All proceeds of insurance shall be payable to Mortgagee. and any affected insurance company is authorized and directed to make payment directly to Mortgagee. Mortgagee is authorized to settle, adjust, or compromise any claims for loss, damage, or destruction under any policy of insurance.

7. Maintenance and Repair. Mortgagor will not cause or permit the commission of waste on the premises and will keep the premises in good condition and repair. No building or other improvement on the premises shall be removed, demolished. or materially altered without the prior written consent of Mortgagee. Mortgagor will comply with all laws. ordinances, regulations. and orders of all public authorities having jurisdiction over the premises. If the premises, in the sole judgment of Mortgagee, require inspection or repair, Mortgagee may enter upon the premises and inspect and/or repair the premises as Mortgagee may deem advisable, and may take other action as Mortgagee may deem appropriate to preserve the premises. Mortgagor will pay when due all charges for utilities or services contracted for by Mortgagor.

8. Environmental Matters. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material (as defined) has occurred or is occurring on or from the property. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the property has been disposed of on or off the property by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the property. No other environmental, public health or safety hazards exist with respect to the property. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material. hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any federal, state or local governmental authority.

9. Waste. The failure of Mortgagor to meet its maintenance obligations or to pay any taxes assessed against the premises or any insurance premium on policies covering any property located on the premises shall constitute waste as provided by MCLA 600.2927, MSA 27A.2927, and shall entitle Mortgagee to appoint a receiver of the property for the purpose of preventing the waste. The receiver may collect the rents and income from the premises.

10. Condemnation. If the premises, or any part, are taken under the power of eminent domain, the entire award, to the full extent of the indebtedness, shall be paid to Mortgagee. Mortgagee is empowered in the name of Mortgagor to receive and give acquittance for any award, whether it is joint or several. However, Mortgagee shall not be held responsible for failing to collect any award.

11. Mortgagee Expenses. If Mortgagor fails to meet any of its obligations under this mortgage, Mortgagee shall have the right, but not the obligation, to perform in the place of Mortgagor. If Mortgagee incurs or expends any sums, including reasonable attorney fees, whether or not in connection with any action or proceeding, to (a) sustain the lien of this mortgage or its priority, (b) protect or enforce any of Mortgagee's rights, (c) recover any part of the indebtedness, (d) meet an obligation of Mortgagor under this mortgage, or (e) collect insurance or condemnation proceeds, then those sums shall become immediately due, and payable by Mortgagor with interest at the default rate set forth in the Revolving Credit Note from the date of
      Mortgagee's payment until paid by Mortgagor. The sums expended in this manner by Mortgagee shall be secured by this mortgage and be a lien on the premises prior to any right, title, or interest on the premises attaching or accruing subsequent to the lien of this mortgage.
12. Assignment of Contracts and Licenses. Mortgagor assigns to Mortgagee, as further security for payment of the indebtedness, Mortgagor's interest in all agreements, contracts (including any contracts for the lease or sale of the premises), licenses, and permits affecting the premises. The assignment shall not be construed as a consent by Mortgagee to any agreement, contract, license or permit so assigned, or to impose any obligations on Mortgagee. Mortgagor shall not cancel. amend. permit, or cause a default or termination of any of the agreements, contracts, licenses, and permits used in conjunction with
      the  operation  of  the  premises   without  the  written   approval  of
      Mortgagee.

13. Assignment of Rents and Leases. As additional security for the payment of the indebtedness, Mortgagor assigns and transfers to Mortgagee, pursuant to 1953 PA 210, as amended by 1966 PA 151 (MCLA
      554.231 et seq.), MSA 26.1137(l) et seq.), all the rents, profits, and income under all leases, occupancy agreements, or arrangements upon or affecting the premises (including any extensions or amendments) now in existence or coming into existence during the period this mortgage is in effect. This assignment shall run with the land and be good and valid as against Mortgagor and those claiming under or through Mortgagor. This assignment shall continue to be operative during foreclosure or any other proceedings to enforce this mortgage. If a foreclosure sale results in a deficiency, this assignment shall stand as security during the redemption period for the payment of the deficiency. This assignment is given only as collateral security and shall not be construed as obligating Mortgagee to perform any of the covenants or undertakings required to be performed by Mortgagor in any leases.

           In the event of default in any of the terms or covenants of this mortgage, Mortgagee shall be entitled to all of the rights and benefits of MCLA 554.231B.233, MSA 26.1137(1)B(3))and 1966 PA 151, and Mortgagee
     shall be entitled to collect the rents and income from the premises, to rent or lease the premises on the terms that it may deem best, and to maintain proceedings to recover rents or possession of the premises from any tenant or trespasser.

           Mortgagee shall be entitled to enter the premises for the purpose of delivering notices or other communications to the tenants and occupants. Mortgagee shall have no liability to Mortgagor as a result of those acts. Mortgagee may deliver all of the notices and communications by ordinary first-class U.S. mail.

           If Mortgagor obstructs Mortgagee in its efforts to collect the rents and income from the premises or unreasonably refuses or neglects to assist Mortgagee in collecting the rent and income, Mortgagee shall be entitled to appoint a receiver for the premises and the income, rents, and profits, with powers that the court making the appointment may confer.

           Mortgagor shall at no time collect advance rent in excess of one month under any lease pertaining to the premises, and Mortgagee shall not be bound by any rent prepayment made or received in violation of this paragraph. Mortgagee shall not have any obligation to collect rent or to enforce any other obligations of any tenant or occupant of the premises to Mortgagor. No action taken by Mortgagee under this paragraph shall cause Mortgagee to become a "mortgagee in possession."

14. Performance of Leases. Mortgagor shall observe and perform all obligations contained in any lease affecting the premises. Mortgagor shall not default in performing any of the obligations imposed on Mortgagor by any lease; such a default gives the lessee the right to terminate or cancel the lease or offset against rentals. Upon request, Mortgagor shall furnish to Mortgagee a statement, in any reasonable detail that Mortgagee may request, of all leases relating to the premises and executed counterparts of any and all leases.

15. Records. With respect to the premises and its operations, Mortgagor shall keep proper books in accordance with generally accepted accounting principles consistently applied. Mortgagee shall have the night to examine the books at reasonable times as Mortgagee may elect. Upon request, Mortgagor shall furnish to Mortgagee within 60 days after the end of each calendar year, a financial statement of Mortgagor for the calendar year, in reasonable detail and stating in comparative form the figures as of the end of the previous calendar year, including statements of income and expense relating to operations of the premises, certified by an independent certified public accountant acceptable to Mortgagee. In addition, Mortgagor shall furnish to Mortgagee, in a form acceptable to Mortgagee, interim financial statements that Mortgagee may request, certified by Mortgagor.

16. Waiver. If Mortgagee (a) grants any extension of time with respect to the payment of any part of the indebtedness, (b) takes other or additional security for the payment of the indebtedness, (c) waives or fails to exercise any right granted by this mortgage, the Revolving
     Credit Note, (d) grants any release on any part of the security held for the payment of the indebtedness, or (e) amends any of the terms and provisions of this mortgage or the Revolving Credit Note, that act or omission shall not release Mortgagor under any covenant of this mortgage or the Revolving Credit Note, nor preclude Mortgagee from exercising any right or power granted, nor impair the lien or priority of this mortgage.

17. Use of Premises. Mortgagor shall not make, or permit, without the prior written consent of Mortgagee, (a) any use of the premises for any purpose other than that for which they are now used; (b) any alterations of the buildings. improvements, and fixtures located on the premises; (c) any purchase, lease of, or agreement for any fixtures to be placed on the premises under which title is reserved in the vendor. Mortgagor shall execute and deliver documents that may be requested by Mortgagee to confirm the lien of this mortgage on any fixtures, machinery, and equipment.

18. Events of Default. The occurrences listed below shall be deemed events of default and shall entitle Mortgagee, at its option and without notice except as required by law, to exercise any one or any combination of remedies under this mortgage or permitted by law:

     (a) the failure by Mortgagor to (i) make any payment when due under the Revolving Credit Note, (ii) make any payment required be made under the Revolving Loan Credit Note, (ii) make any payment required under the Revolving Loan Agreement, or (iii) fail to perform any of the other terms, covenants, or conditions of this mortgage, or conditions of this mortgage within a period of 10 days after written notice from Mortgagee of Mortgagor's failure to perform an obligation;

     (b) the institution of foreclosure or other proceedings to enforce any junior lien or encumbrance on the premises;

     (c) the appointment by a court of a receiver or trustee of Mortgagor or for any property of Mortgagor; (d) a decree by a court adjudicating Mortgagor a bankrupt or insolvent, or for the sequestration of any of Mortgagor's property;
     (e) the filing of a petition in bankruptcy by or against Mortgagor under the federal Bankruptcy Code or any similar statute that is in effect,
     (f) an assignment by Mortgagor for the benefit of creditors or a written admission by Mortgagor of the inability to pay debts generally as they become due;
     (g) the failure to comply with all of the terms and covenants of any leases or other agreements, documents, or restrictions that now encumber, affect, or pertain to the premises;
     (h)   Mortgagor,   without  the  written  consent  of  Mortgagee,  sells,
           conveys, or transfers the premises, any interest in the premises, or any rents or profits from the premises, or causes or allows
           any  mortgage,   lien,  or  other  encumbrance,   or  any  writ  of
           attachment,  garnishment,  execution,  or other legal process to be
           placed  on  the   premises,   or  any  part  of  the   premises  is
           transferred by operation of law;
     (i) all or any part of the premises is damaged or destroyed by fire or other casualty, regardless of insurance coverage, or is taken by power of eminent domain.
19. Default Remedies. Upon the occurrence of any event of default of this mortgage, Mortgagee shall have the option, in addition to and not in lieu of all other rights and remedies provided by law, to do any or all of the following:
      (a) Without notice, except as expressly required by law, to declare the principal sum secured by the Mortgage, together with all interest and all other sums secured by this mortgage, to be immediately due and payable; to demand any installment payment due under the Revolving Credit Note; and to institute any
            proceedings   that  Mortgagee   deems  necessary  to  collect  and
            otherwise to enforce the indebtedness and obligations secured by this mortgage and to protect the lien of this mortgage.
      (b) Commence foreclosure proceedings against the premises pursuant to applicable laws. Mortgagee's commencement of a foreclosure shall be deemed an exercise by Mortgagee of its option to accelerate the due date of all sums secured by this mortgage. Mortgagor grants to Mortgagee, in the event of the occurrence of an event of default, the power to sell the premises at public auction by advertisement, without notice or hearing, except as required by Michigan statutes.

      (c)   To enter  into  peaceful  possession  of the  premises  and/or  to receive  the rent,  income,  and  profits,  and to apply  those in accordance with paragraph 13.
            Mortgagor   acknowledges   having  been  advised  that   Mortgagee
            believes  that the value of the security  covered by this mortgage
            is  inextricably   intertwined  with  the   effectiveness  of  the
            management,  maintenance,  and general  operation of the premises, and  that  Mortgagee  would  not make  the  loan  secured  by this mortgage  unless it could be assured  that it would have the right to take  possession  of the  premises in order to manage,  control
            management,   and   enjoy  the   income,   rents,   and   profits,
            immediately  upon  default  by  Mortgagor,   notwithstanding  that
            foreclosure  proceedings  may not  have  been  instituted,  or are pending,  or that the  redemption  period  may not  have  expired.
            Accordingly,   Mortgagor  knowingly  and  voluntarily  waives  all
            right to  possession  of the  premises  from and after the date of default, upon demand for possession by Mortgagee.
20. Sale of Premises as a Whole or in Parcels. Upon any foreclosure sale of the premises, the premises may be sold either as a whole or in parcels, as Mortgagee may elect, and if in parcels, to be divided as Mortgagee may elect, or, at the election of Mortgagee, the premises may be offered first in parcels and then as a whole, with the offer producing the highest price for the entire property to prevail.
21. Assignment. Mortgagor shall not make a conveyance of any interest in the premises. A "conveyance" of Mortgagor's interest in the premises shall include without limitation any voluntary or involuntary disposition or dilution of legal or beneficial title to the premises by any means. If ownership of the premises, or any part, becomes vested in a person other than Mortgagor (with or without Mortgagee's consent), Mortgagee may, without notice to Mortgagor, deal with the successors in interest with reference to this mortgage or the Secured
      Term Note without in any way releasing or otherwise affecting Mortgagor's liability under the Revolving Credit Note and mortgage.
22. Application of Proceeds. In the event of the payment to Mortgagee, pursuant to this mortgage, of any rents or profits, or proceeds of any insurance or condemnation award, or proceeds from the sale of the premises upon foreclosure, Mortgagee shall have the right to apply the rents, profits, or proceeds, in amounts and proportions that Mortgagee shall, in its sole discretion, determine, against the cost and expenses incurred by Mortgagee in exercising its fights under this mortgage, payment of the interest and principal due under the
      Revolving   Credit   Note,   payment   of  any  other   portion  of  the
      indebtedness, and payment of expenses incurred in preserving the premises. Application by Mortgagee of any proceeds toward the last maturing installments of principal and interest to become due under the Secured Term Note shall not excuse Mortgagor from making the regularly scheduled payments due under the Revolving Credit Note and this mortgage, nor shall the application reduce the amount of the payments. In the event of the payment of proceeds as a result of an insurance or condemnation award, Mortgagee shall have the right, but not the obligation, to require all or part of the proceeds of any insurance or condemnation award to be used to restore any part of the premises damaged or taken by reason of the occurrence which gave rise to the payment of the proceeds.

            CAUTION:      PARAGRAPH 23 CONTAINS A WAIVER OF
                          IMPORTANT LEGAL RIGHTS

23. Waiver of Rights. This mortgage contains a power of sale which permits Mortgagee to cause the premises to be sold in the event of a default. Mortgagee may elect to cause the premises to be sold by advertisement rather than pursuant to court action, and Mortgagor voluntarily and knowingly waives any right Mortgagor may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. In addition, Mortgagor knowingly and voluntarily waives any right Mortgagor may have to remain in possession of the premises or to collect any rents or income therefrom during the pendency of any foreclosure proceedings and during any applicable redemption period. Also, paragraphs 18 and 21 above entitle Mortgagee to require immediate payment of the balance of the indebtedness in full if the premises are sold or otherwise transferred. By execution of this mortgage, Mortgagor represents and acknowledges that the meaning and consequences of these paragraphs have been discussed as fully as desired by Mortgagor with Mortgagor's legal counsel.

24. Environmental Indemnity. Mortgagor agrees to indemnify Mortgagee against, and hold it harmless from, all obligations and liabilities relating to the premises arising out of claims made or suits brought for investigation, study, remedial work, monitoring, or other costs and expenses arising from or associated with response to any environmental matters, including but not limited to any (a) water pollution, air pollution, noise, odor, spills, leaks. or inadvertent discharges. emissions, or releases, or the generation, transportation, storage. treatment, or disposal of solid waste. including hazardous waste, hazardous substances. pollutants and contaminants; (b) injury, sickness, disease, or death of any person; or (c) damage to any property, regardless of whether the cause of the injury or damage occurred before or after the date of this mortgage. Mortgagor further agrees that Mortgagee shall have no liability for any environmental contamination associated with Mortgagees business or the premises, and that any involvement of Mortgagee with Mortgagor's business to protect its security interest in the premises shall not constitute Mortgagor as an "owner or operator" of Mortgagor's business for purposes of determining environmental liability. In any event, if Mortgagee becomes obligated, by judicial or administrative judgment or settlement of a claim, to pay any amounts for response to any environmental contamination associated or connected with Mortgagor's business or the premises, any payment by Mortgagee shall be deemed additional indebtedness secured by the lien of this mortgage, shall be immediately due and payable to Mortgagee, and shall bear interest until paid at the default interest rate specified in the Revolving Credit Note.

25. Covenants Run with Land. All of the terms and covenants of this mortgage shall run with the land and shall be binding on and inure to the benefit of the respective legal representatives and successors of the parties.

26. Release of Mortgage. If Mortgagor pays to Mortgagee the money required by the Revolving Credit Note, in the manner and at the times provided in the Revolving Credit Note, and all other sums of the indebtedness payable by Mortgagor to Mortgagee, and keeps and performs the terms, covenants, and agreements of Mortgagor with Mortgagee, then this mortgage shall be satisfied, and Mortgagee shall release the mortgage.

27. Notice. All notices, demands, and requests required or permitted to be given to Mortgagor or by law shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to Mortgagor or Mortgagee at their last known addresses.

28. Severability. If any provision of this mortgage is in conflict with any statute or rule of law of the State of Michigan or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provision of this Mortgage.

29. Venue and Jurisdiction. All provisions of this mortgage shall be governed by and construed in accordance with the laws of the State of Michigan. Venue shall be in Macomb County, Michigan for any action brought with regard to this mortgage. Mortgagor consents to personal jurisdiction over it by any Michigan courts to the extent that personal jurisdiction may be necessary to enforce any of the provisions of this mortgage.

 Exhibit 10.119


                           SUBMISSION NOT AN OPTION




THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION OF THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THE LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION,
ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.



                  LANDLORD:     CONESTOGA CORP.

                  TENANT:       PIONEER HEALTHCARE INC.

                  PREMISES:     APPROXIMATELY 1200 S.F. OF SPACE LOCATED AT
                                200 LAKE STREET, PEABODY, MASSACHUSETTS








                             FROM THE OFFICE OF:
                           MARY C. MAZZIO, ESQUIRE
                        BROWN, RUDNICK, FREED & GESMER
                             ONE FINANCIAL CENTER
                         BOSTON, MASSACHUSETTS 02111

           ARTICLE I - BASIC LEASE PROVISIONS

      Each reference in this Lease to titles or terms contained in Article I shall be deemed to incorporate the applicable definitions or data. The Exhibits attached to this Lease are incorporated by reference.

Date of Lease: 11/09/95

Commencement Date:  12/01/95

Rent Commencement Date:       12/01/95
Landlord:               CONESTOGA CORP.
Landlord's Mailing
     Address:           22 Carriage Way
                        Topsfield, MA 01983
                        Attention:    Lawrence J. Glynn, Director

Tenant:                 Pioneer Healthcare
  Tenant's Mailing      200 Lake Street suite 101b
      Address:          Peabody, MA 01960

Premises:               Approximately  1200 rentable  square feet of space, as
                        shown  on  Exhibit  A, in the  building  ("Building"),
                        currently  containing a total of approximately  14,400
                        rentable  square  feet of space,  located in  Peabody,
                        Essex  County,  Massachusetts,  with an address of 200
                        Lake   Street,    and   situated   on   the   property
                        ("Property")   legally  described  in  the  metes  and
                        bounds description as shown on Exhibit A-1.

Term: Twelve (12) months plus any partial month at the commencement of the Term, unless sooner terminated as provided herein.

Extension Option:       At end of lease  period  (12/l/96)  the above  defined
                        space may be extended at the same rates and dates as lease dated 07/11/94 (3,600 square feet, suite 101b, 102a & b, 200 Lake Street)

Permitted Use:          Office, and for no other use or purpose.

Base Rent:                 Lease Year        Annually      Monthly
                       12/01/95 -11/30/96     13,200        1,100

Extension Period
Base Rent:              None

Lease Year:             12 full month  period  beginning  on the  Commencement
                        Date (plus any partial month).

                        Additional Rent: All sums, other than Base Rent, due from Tenant pursuant to the terms of the Lease.

Pro Rata Share:         zero percent (00.00%).

Utilities:              Tenant  shall  have  the  right  to use the  utilities
                        which service the Premises as of    the   Commencement
                        Date  provided  all costs  relating to the  furnishing
                        and use     of the  utilities  except  water and sewer
                        shall be paid by Tenant.

Security Deposit:       1,100.00
Tenant's Guarantor:
Build out cost:         None

                          ARTICLE II - PREMISES

      2.1   Premises.   On  the  terms  of  this  Lease,  Landlord  leases  to
  Tenant, and Tenant accepts from Landlord the Premises.

      2.2 Common Areas. The term "Common Areas: shall mean all areas within the Property which are available for the common use of the tenants of the Property from time to time, as designated by Landlord, including but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord may, from time to time, change the size, location, nature and use of any of the Common Areas, in any manner whatsoever. Tenant acknowledges that such activities may result in an inconvenience or interruption to Tenant, but Tenant shall not be entitled to any reduction in rent, or damages resulting from such interference or interruption.

              Tenant  shall  have the  non-exclusive  right to use the  Common
  Areas  for  the  intended   purposes,   subject  to  reasonable   rules  and
  regulations established by Landlord from time to time.

Tenant shall abide by such rules and regulations, shall cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations, and shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Area. At any time, Landlord may close any Common Area, improve the Property or to protect Landlord's rights with respect to the Property. Landlord shall maintain the Common Areas in good condition, subject to reasonable wear and tear.

      2.3 Parking. Tenant shall be entitled to the nonexclusive use of the parking area depicted on Exhibit A, attached hereto. Tenant's parking shall be limited to vehicles no larger than standard size automobiles or pick-up utility vehicles. Tenant shall not cause large trucks or other vehicles to be parked within the Property or on adjacent public street. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specially designated for parking.

               ARTICLE III - TERM; LANDLORDS AND TENANT'S WORK

      3.1 Term. This Lease is for the Term beginning on the Commencement Date. If Landlord is unable to deliver possession on the Commencement Date, Tenant's sole remedy shall be an abatement of rent until delivery, provided there shall be no abatement if Landlord's failure results from Tenant's acts or omissions.

      3.2   INTENTIONALLY OMITTED

      3.3   Landlord's  Work.  Except  for  Landlord's  Work,  if any,  as set
forth in Exhibit B, the Premises shall be delivered "AS IS", subject to-all title matters, all applicable zoning, and Laws and Insurance Regulations, as defined in Section 5.1(a), and Landlord shall not be required to make any repairs or replacements (hereafter jointly "Repairs") or improvements, alterations  or  additions  (hereafter  collectively  "Improvements")  to  the
Premises. Tenant acknowledges the Tenant has inspected (or had the opportunity to inspect) the Premises, is satisfied with the condition thereof and waives any existing defect in the condition of the Premises or Property (latent or otherwise). Tenant agrees that all claims with respect to Landlord's Work, if any, (latent or otherwise) shall be made within thirty
(30) days of the Commencement Date or, in the case of latent defects, not later than ninety (90) days after the Commencement Date, and that all claims not made within such periods shall be forever waived.

      3.4 Tenant's Work. Upon delivery of possession, Tenant shall (a) promptly perform Tenant's Work set forth in Exhibit C and equip the Premises with all necessary trade fixtures and personal property, and (b) open for business as soon after Commencement Date as possible. Tenant's Work and all work performed by Tenant hereunder shall be done in a good and workmanlike manner using first-class new materials and equipment, and in accordance with the requirements of all applicable Laws and Insurance Regulations. If Tenant fails to commence Tenant's Work within 10 days after delivery of possession or open within 60 days after the Commencement Date, Landlord may terminate the Lease.

                              ARTICLE IV - RENT

      4.1 Base Rent and Additional Rent. Tenant shall pay Base Rent monthly, in advance, on the Rent Commencement Date and on the first day of each calendar month thereafter. Any additional Rent, (except Base Rent) payable by Tenant, shall be paid when due. If (i) Base Rent and/or any Additional Rent is not received by Landlord or otherwise paid by the due date, or (ii) Tenant's check is not honored, and because actual damages result from late payments and dishonored checks are more difficult to fix, Tenant agrees to pay all direct charges for each late payment or dishonored check. In addition, Landlord may charge interest from the initial due date at the rate of the lesser of 18% or the maximum legal rate on all amounts not paid or received by Landlord within 5 days of the due date.

      4.2 Net Lease. Tenant's rent payments shall be completely net to Landlord so that this Lease yields to Landlord the net annual Base Rent, and Tenant shall pay all Base Rent, Additional Rent and costs of every kind relating to the Premises without notice, demand, setoff, deduction, counterclaim, defense or abatement except as specifically provided in the Lease.

      4.3 Additional Rent. Tenant shall pay Tenant's Pro Rata Share of the following: Zero percent (00.00%)

            (i) "Tax Rent" which shall include real estate taxes, assessments, sales or use taxes, sewer entrance fees, and other public charges on or relating to the Property including, without limitation, the Building other improvements, land and personalty, (together called "Taxes"). Tenant also shall pay before the due date all taxes attributable to its signs or personal property, and all Tax increases resulting from Tenant's Improvements to the Premises, if any.

                  Landlord shall have sole control of all tax abatement proceedings, and the pendency of abatement proceedings or Landlord's.

                                 ARTICLE V -
                 TENANT'S CONVENTS AND LANDLORD'S OBLIGATIONS

      5.1   General   Convenants.   In  addition   to  Tenant's   other  Lease
convenants, Tenant shall, as its expense:

            (a) use the Premises solely and continuously for the Permitted Use and for no other purpose, procure all required licenses and permits, and not use the Premises or Property in violation of any laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Premises (hereafter collectively "Laws and Insurance Regulations"), or in a manner which may be injurious to or adversely affect the general character of the Property and not conduct any auction, bankruptcy or similar sale thereon;

            (b) comply with Landlord's sign criteria, if any, and sign criteria imposed by applicable governmental authorities:

            (c) pay, as they become due, all charges for utilities for the Premises and contract for same in Tenant's name or if any such utilities are not separately metered, pay Tenet's Pro Rata Share of same;

            (d) keep the Premises in a neat, clean, sanitary condition and in good order and repair (making replacements as necessary) including, without limitation, doors, windows, plumbing and electrical systems; and all fixtures and equipment appurtenant to the Premises; replace broken glass with the same quality glass; paint and refurbish the Premises and restore or replace the floor covering at reasonable intervals, and in any event at such times as may reasonably be required to keep the Premises attractive in appearance; not overloaded, damage or deface the Premises; and properly store and dispose of all trash using services (if any) on a Pro Rata Share as designated by Landlord:

            (e) make Improvements and Repairs of whatever nature required by Laws and Insurance Regulations, except that Tenants shall not be required to make any structural Improvements unless required as a result of Tenant's Improvements to or use of the Premises:

            (f) pay for all repairs and replacements to the Premises, the Building and the Property required by Tenant's misuse or negligence;

            (g) not act in any manner which prevents Landlord or Tenant from obtaining, or makes void or voidable, any insurance, or creates extra premiums for or increases the rate of, insurance, and if Tenant causes extra premiums or increased rates, Tenant will pay the increased cost to Landlord upon demand;

            (h) not act in any manner, which prevents Landlord or Tenant from obtaining, or causes the revocation of, any government license, permit, authority, and if as a direct or indirect result of Tenant's business an addition to or change in the same is required by Laws or Insurance Regulations. Tenant shall pay for the addition or change;

              (i)   INTENTIONALLY OMITTED








            (j) abide by reasonable rules and regulations made by Landlord from time to time.

      5.2   Environmental Convenants.

            (a)   Definition.  As used  in this  Lease,  the  term  "Hazardous
Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or including in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCB's and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

            (b) General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, Building, or Property by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees (collectively, "Tenant's Affiliates").

      (c) Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or Tenant's Affiliates. Notwithstanding the foregoing, Tenant shall not take any remedial action without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property, the Premises or any portion thereof, (ii) any notice, enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Property, relating to Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Property, including any complaints, notices, warnings, reports or asserted violations in connection therewith.

            (d)   Survival.   The   respective   rights  and   obligations  of
Landlord and Tenant under this subsection shall survive the expiration or earlier termination of this Lease.

                 ARTICLE VI - CONDITION OF PREMISES
      6.1 Improvements. Tenant may not make structural or non-structural Improvements to the Premises without Landlord's prior written consent. At the end of the Term, except to the extent Tenant is directed by Landlord to remove and Improvements and to repair damage relating to such removal, the Premises shall remain in the altered condition with all Improvements. Consent will in no way be unreasonably withheld delayed on any non-structural Improvements providing that they are in complete compliance with all laws and regulations.

      6.2 Fixtures; Yield-up. Except as Landlord directs in writing, Tenant shall remove its personal property, signs and trade fixtures, and peaceably yield-up the Premises, broom-clean and in good order repair and condition at the end of the Term, with all Repairs, including painting and patching to the Premises required by such removal, having been made and all utility lines left exposed or unconnected having been capped. If Tenant fails to remove its property or to make the Repairs by the end on the Term, Landlord may remove and store Tenant's property in a public warehouse at Tenant's expense or sell same at public auction, and make the Repairs, and Tenant promptly shall reimburse Landlord for its costs.

      6.3   Mechanic's Lien.   Tenant  shall   immediately   discharge   any
mechanic's, materialmen's or other lien against the Premises and/or Landlord's interest therein arising out of any payment due, or purported to be due, for any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant.

                           ARTICLE VII - INSURANCE

      7.1 Insurance. Throughout the duration of this Lease, Tenant shall maintain, at its sole expense, casualty property insurance for the premises in the amount of $1 million, in addition to coverage sufficient for full replacement value of Lessee's contents and improvements, and general liability insurance with limits of $1 million per incident for bodily injury or property damage and $2 million single limit coverage aggregate. Lessee shall use reasonable effort to obtain coverage which meets the following requirements of Lessor.

All insurance policies shall be with companies qualified to do business in Massachusetts and acceptable to Landlord, and shall name Landlord, and if Landlord so requests, Landlord's mortagee(s) and any other party, as insured parties on casualty policies and additional named insured on liability policies. In addition, all liability insurance obtained by Tenant shall be
(a) primary insurance as to all claims thereunder and provide that any insurance of Tenant; (b) contain cost liability endorsements or a Severability of interest clause acceptable to Landlord; (c) be written on an occurrence basis; and (d) specifically cover the liability assumed by Tenant under this Lease.

Tenant shall provide Landlord with a Certificate of Insurance showing Landlord as Additional insured, or loss payee, as the case may be. The Certificate shall provide for a ten-day written notice to Landlord in the event of cancellation or material change of coverage. Landlord and Tenant release each other and each other's officers, directors, employees and agents from liability or responsibility for any loss or damage covered by insurance, or which would have been covered if the party complied with the provisions of this lease.

      7.2 Tenant's Risk. Except as modified by statue, all merchandise, furniture, fixtures and property which may be on or about the Premises, Building or Property shall be at the sole risk and hazard of Tenant.

      7.3   INTENTIONALLY OMITTED

      7.4   INTENTIONALLY OMITTED

      7.5   INTENTIONALLY OMITTED

      ARTICLE VIII - CASUALTIES AND EMINENT DOMAIN

      8.1 Damage. If the Premises become untenantable in whole or part because of fire or other casualty covered by insurance, or as the result of a taking of, or damage to, the Premises or the Building as a result of the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof ("Talking"), then unless the Lease is terminated in accordance with Section 8.2, Landlord, with reasonable dispatch (but subject to delays for adjustment of insurance proceeds and causes beyond Landlord's reasonable control), shall repair the damage so that the Premises are in substantially the same condition as on delivery of possession subject to rights of mortgagees, zoning laws, and building codes then in existence, and provided Landlord shall not be required to expend more than the net insurance proceeds Landlord receives for damage to the Premises of the net Taking award attributable to the Premises. "Net" means the insurance proceeds or award less all costs and expenses, including adjusters and attorney's fees, of obtaining the same. Not withstanding the foregoing to the contrary, Tenant shall be required to pay Landlord the amount of any deductible under Landlord's insurance policy if the casualty is the result of the acts or omissions of Tenant or Tenant's Affiliates. Tenant immediately shall give written notice to Landlord of any damage to the Premises.

      8.2 Termination Rights. If (a) any of the Premises or Building are damaged to the extent of 10% or more of its insurable value, or by risk not covered by Landlord's insurance, of the cost of repair would excess 1,000,000.00, or the damage is of a character that it cannot reasonably be repaired within sixty (60) days of the date on which repair work commences, or (b) if 25t or more of either (i) the floor area of the Building, or (ii) the land which constitutes the Premises is Taken, Landlord may elect to terminate this Lease by written notice to Tenant within 30 days after the damage or within 6 months of the date on which the condemning authority has the right to possession ("Taking Date") in which case the Lease shall terminate as of the Taking Date. If the entire Premises are taken by eminent domain, except for temporary use, the Lease shall terminate automatically as of the Taking Date. If causality occurs within the last six (6) months of lease term, lessee may elect to terminate remainder of lease term by notifying leasor with 30 day notice of intent.

      8.3 Abatement. If a portion of the Premises is damaged or Taken, except for temporary use, and the Lease is not terminated, the Base Rent and Tenant's Pro Rata Share shall be reduced proportionately based on the area of the Premises damaged and therefore not used by Tenant or Taken until the earlier of when Landlord's Repairs to the Premises are completed or Tenant begins using the damaged area.

      8.4 Taking for Temporary Use. If the Premises is Taken for temporary use, this Lease and Tenant's obligations shall continue, except to the extent the Taking renders compliance impossible or impracticable.

      8.5 Disposition of Award. Except for any separate award for Tenant's movable trade fixtures or relocation expenses which does not reduce Landlord's award, all Taking awards to Landlord or Tenant shall be Landlord's property without Tenant's participation.

                                  ARTICLE IX
                            DEFAULTS AND REMEDIES

      9.1 Tenant's Default. The following conditions shall be considered a "Default" by Tenant: (a) failure to pay Base Rent, Additional Rent, or any other charge if not paid within five (5) days of time due;

            (b) Tenant's leasehold estate is taken by execution or other process of law; or Tenant is liquidated, dissolved, commits an act of bankruptcy, is declared bankrupt or insolvent according to law or admits in writing its inability to pay debts generally as they become due, or an assignments of Tenant's property is made for the benefit of creditors or a receiver , guardian, conservator, trustee or assignee, or any other similar officer or person is appointed to take charge of any part of Tenant's property; or any reorganization or similar proceedings are commenced by or against Tenant under ant bankruptcy or insolvency law and not dismissed within 30 days from its commencement; or any court enters an order providing for the modification of rights of Tenant's creditors;

            (c) vacating of the Premises or closing for business for an aggregate period during the Term exceeding 30 days except for fires and unavoidable casualties;

            (d)   a Transfer without Landlord's prior written consent;

            (e) failure to perform or observe any other Lease terms or convenants for a period of 30 days after notice, or if same shall reasonably take longer than 30 days, of Tenant fails to commence same promptly and to complete same with due diligence and in any event within 60 days from the notice; or

            (f) any other breach for which the Lease gives Landlord the right of termination.

            If Tenant Defaults, Landlord may at any time until the Default is cured either (1) terminate the Lease by written notice effective on the date of the notice or on any date specified in the notice, or (2) without demand or notice, re-enter, take possession and repossess the Premises and, with a court order and at Tenant's risk, expel Tenant and those claiming under Tenant and remove, store and sell their effects at public action, all without prejudice to any remedies for arrearages or preceding Defaults. The net proceeds of any sale shall be applied to sums due to Landlord from Tenant and the balance paid to Tenant. Tenant waives all statutory right (including rights of redemption) to the extent such rights may be lawfully waived. With or without terminating this Lease, Landlord may re-let all or any part of the Premises from time to time for periods, at such renewal and upon the terms and conditions as Landlord deems advisable, and may make Improvements and Repairs to the Premises. No re-entry or taking of possession by Landlord shall terminate this Lease unless Landlord gives a written notice of such intention to Tenant, nor shall Landlord's right to re-let constitute an obligation to re-let or to mitigate damages.

      9.2 Damages. Tenant's liability and obligations under the Lease shall survive termination or repossession, and Tenant shall pay as current damages the Base Rent, Additional Rent and other sums up to what would have been the end of the Term in the absence of the termination or repossession, with a credit for the net proceeds, if any, Landlord receives from any reletting of the Premises, after deducting all of Landlord's expenses in connection with the reletting including, without limitation, expenses of preparing the Premises for the reletting. Tenant shall pay the current damages to Landlord on the days Base Rent would have been payable if not for the termination or repossession. In addition, and notwithstanding any Lease provision or the termination of this Lease, Tenant shall reimburse Landlord for any free rent and construction allowance, and all expenses and liabilities incurred by Landlord in connection with Tenant's Default including brokerage commissions, reasonable attorneys, fees and alteration costs.

            After any termination or repossession, whether or not Landlord has collected any current damages, Tenant shall pay to Landlord, at
Landlord's option and on demand, liquidation final damages in lieu of all current damages beyond the date final damages are paid. The final damages shall be the amount by which (i) all rent and other charges which would be payable from the date to which Tenant paid current damages through what would have been the expired Term exceeds (ii) the then fair market rental value of the Premises for the same period. If any law validly limits the amount of final liquidated damages to less than described above, Landlord shall be entitled to the maximum amount legally allowed.

      9.3 Landlord's Self Help. If Tenant Defaults, Landlord may, at its option, without waiving its right to terminate this Lease or its claim for damages, cure the Default and Tenant shall reimburse Landlord in doing so; provided Landlord may immediately cure any. Default or failure by Tenant to perform any Lease obligation if the cure or performance is reasonably necessary to protect the Premises or Landlord's interests, or to prevent injury or damage to persons or property.

      9.4 Landlord's Default. Landlord shall not be deemed to be in default hereunder unless its default continues for 30 days, or such additional time as is reasonably required to correct its default, after Tenant has given written notice to Landlord specifying the nature of the alleged default.

                          ARTICLE X - SUBORDINATION

      10.1 Subordination. Tenant's rights and interests under this Lease shall be (i) subject and subordinate to any existing or future mortgages, deeds of trust, overlease, or similar instruments covering the Premises and to all advances, modifications, renewals, replacements, and extension ("Mortgages"), or (ii) if the Mortgagee elects, prior to the lien of any present or future Mortgagee. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named Landlord. Tenant concurrently shall give Mortgagee the same notices given to Landlord, and Mortgagee shall have the same opportunity and rights to cure as is available to Landlord to cure default provided Mortgagee shall have an additional thirty (30) days after the expiration of Landlord's cure period within which to commence a cure or such longer period as may be reasonably necessary. Mortgagee's curing of any of Landlord's default shall be treated as performance by Landlord.

      10.2 Reguest BY Mortgagee. If a Mortgagee or prospective Mortgagee requests any Lease modification which do not have a material adverse effect on Tenant's rights, Tenant will enter into a written modification agreement in recordable form (which shall have the same force as a Lease amendment) if the Mortgagee forecloses or takes similar action.

                    ARTICLE XI - MISCELLANEOUS PROVISIONS

      11.1 Parties Bound. Except as otherwise provided, the Lease agreements and conditions to be performed and observed by Landlord or Tenant shall bind and inure to the heirs, legal representatives, successors and assigns of each, provided no reference to Tenant's successors and assigns will constitute a consent to a Transfer by Tenant. If Tenant consists of more than one person or entity, or if there is a guarantor, then all such persons, entitles and guarantors shall be jointly and severally liable and the word "Tenant," as used in this Lease, including Article IX, includes such person, entities, and guarantors. The word "Landlord" means only the owner, or the lessee if this Lease becomes subject to an overlease, or the mortgages in possession of the Premises such that, all prior landlords, including Landlord, shall be relieved of all landlord covenant's and obligations accruing after the transfer. If the entity which holds Landlord's interest in the Lease is a trust, then the Landlord obligations shall be binding upon the trustees of said trust, as trustees and not individually, and not upon the trust estate.

      11.2    Landlord's Liabilities and Additional Rights.

              (a) Landlord shall have no obligations or liability with respect to or in any way connected with the Premises or the Building, or services to be provided from same, except to the extent specifically set forth in the Lease. Landlord shall not be deemed to have committed a breach of any repair obligations unless it makes repairs negligently or fails to commence repairs within a reasonable time after Landlord receives notice from Tenant, and Landlord's liability in any case shall be limited to the cost of making the required repairs.

              (b) Landlord  shall not be liable for indirect or  consequential damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service, making repairs, improvements or resulting from leaks of steam, gas, electricity, water, or any other substance from pipes, wire or other conduits, or from the bursting or stoppage thereof, or from leaks of water, snow, or rain.

              (c) Tenant agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, that any judgment, decree or award obtained against Landlord, or and succeeding owner of Landlord's interest, which is related to this Lease or the Premises, whether at law or in equity, shall be satisfied out of Landlord's equity in the Premises, and further agrees to look only such assets and to no other asses of Landlord for satisfaction.

              (d) Landlord reserves the right at any time or times during the Term and without charge, abatement or reduction in rent (i) to examine and to show the Premises at reasonable times; (ii) to put up "For Sale" or "For Rent" signs; (iii) to perform such works as may be required by the Lease, any public authority, or to facilitate making repairs or improvements to the Building, the Property or any portion thereof, provided that unless any such work is of an emergency nature, Landlord shall give reasonable notice and shall use reasonable efforts to minimize interference with Tenant's operations; and (iv) to enter upon, and use portions of, the Premises for the foregoing purposes.

      11.3 Holding Over. If Tenant or anyone claiming under its holds over after end of the Term, the party shall, prior to Landlord's acceptance of rent, be a tenant at sufferance, and, after Landlord's acceptance of rent, be a tenant at will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided that Tenant shall pay Base Rent for the period of such tenancy at 150% of the highest rate of Base Rent payable during the Term, and, in addition, Tenant shall be liable for all damages incurred by Landlord (including consequential damages) as a result of the holding over.

      11.4 Quiet Enjoyment. Provided Tenant timely pays all rent and performs and observe the terms, conditions and covenants of the Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises as provided in the Lease, without hindrance or molestation from Landlord or anyone claiming legally under Landlord, subject to the terms of the Lease and any instruments having priority.

      11.5 No Brokerage. Tenant warrant and represents that it has dealt-with no broker in connection with this Lease except the Broker (if any). Tenant agrees to defend and indemnify Landlord against any brokerage claims related to this Lease other than by the Broker.

      11.6 Certificates. Within 10 days after Landlord's request, Tenant shall deliver to Landlord or to any prospective Mortgagee or purchaser (a) an estoppel certificate in recordable form stating such information as Landlord reasonably requests, and (b) such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any Transferee of Guarantor of Tenant, and Tenant represents and warrants that each such financial statement shall be true and accurate as of the date thereof.

      11.7 Notices. Any notice, consent, or other communication relating to this Lease shall be given in writing and by hand, by registered or certified mail or overnight express mail such as "Federal Express", postage or charges prepaid, to the other party's Notice Address or for Tenant to the Premises, to such other address or addresses as may be designated by the party by notice, and if to a Mortgagee, to such address as the Mortgagee shall designate.

      1.8 No Waiver. Landlord's failure to complain of any Tenant act or omission shall not be deemed a waiver of any of Landlord's rights. Landlord's waiver, express or implied, of any breach f the Lease shall not be deemed a waiver of a breach of any other provision or a consent to any subsequent breach of the same or any other provision. Landlord's consent to or approval to any action on one occasion shall not be deemed a consent to or approval of any other action or to such action on any subsequent occasion. Tenant's payment or Landlord's acceptance of a lesser amount than is due from Tenant to Landlord shall not be deemed anything but payment on account and Landlord's acceptance of a check for a lesser amount with an endorsement or a statement thereon or upon a letter accompanying the check that the lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept the check without prejudice to recover the balance due or pursue any other remedy. All of Landlord's rights and remedies under this Lease or by operation of law, either at law or in equity, for any breach shall be distinct, separate, cumulative and non-exclusive and shall not be deemed inconsistent with each other.

      11.9 Force Majure. With the exception of the payment of money, if any party's performance of any act is delayed, or prevented because of strikes, lockouts, labor troubles, inability to procure materials, power failures, restrictive Laws, riots, insurrection, war, or other causes beyond such party's reasonable control, then said performance shall be excused for the period of the delay and any time period shall be extended for an equivalent period.

      11.10 Recording. Tenant shall not record this Lease for a notice thereof.

      11.11 Paragraph Headings. All paragraph headings are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the construction, interpretation or meaning of the provisions of this Lease.

      11.12 Governing Law. This Lease shall be governed by the laws of the Commonwealth of Massachusetts.

      1.13 Separability; Construction and Interpretation. If any Lease term or provision or the application thereof to any person or circumstance is invalid or unenforceable, the remainder of this Lease, or the application of the term or provision to other persons or circumstances shall not be affected, and the Lease shall be valid and be enforced to the fullest extent permitted by law. If any Lease provision is capable of two constructions, then the provision shall have the meaning which renders it valid.

      11.14 When Lease Becomes Binding - Entire Agreement. Landlord's employees or agents have no authority to make or agree to make a lease or any other agreement or undertaking, and the submission of this document for examination and negotiation does not constitute and offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery by both Landlord and Tenant-. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein, and no oral statements or prior or contemporaneous written matter, whether by the parties or otherwise, which is not specifically incorporated herein shall be of any force or effect.

     11.15 Execution. This Lease may be executed in any number of original counterparts. Each fully executed counterpart shall be deemed an original.

      EXECUTED AS A SEALED INSTRUMENT.

      ATTEST/WITNESS:                           LANDLORD:    CONESTOGA CORP.

      ___________________________               By:   _________________________
                                                          (Authorized Officer)

      Print Name:  ______________________      Print Name:  __________________

                                                Title:  ______________________


      ATTEST/WITNESS:                           TENANT: PIONEER HEALTHCARE

      ___________________________               By:   ________________________
                                                          (Authorized Officer)

      Print Name:  __________________           Print Name:  Bruce A. Shear
                                                Title:       President

                                  EXHIBIT A

                        Plans of Premises and Property

                                 EXHIBIT A-1
                      Legal Description of the Property

                                  EXHIBIT B

                               Landlord's Work



Remove and replace foyer rug, color toast 35752. Shampoo office rug. Fix and repair woodwork and ceilings as needed. Wax parquet floor.

                                  EXHIBIT C
                                Tenant's Work

                                  EXHIBIT D
                            Rules and Regulations

  Exhibit 10.120
                                   AGREEMENT



THIS AGREEMENT is entered into as of this 1st day of July, 1996, by and between PHC of Michigan, Inc. d/b/a/ Harbor Oaks Hospital ("Hospital"), a Massachusetts Corporation, and New Life Treatment Centers, Inc., a Delaware Corporation ("NLTC").

      A.   Hospital  is  the   licensee   and   operates  a  hospital  in  New
Baltimore, Michigan that is licensed under the laws of the State of Michigan (such hospital is herein referred to as the "Hospital" or "Facility");

      B.  NLTC  is  in  the   business  of   providing   contract   management
services for the treatment and care of psychiatric adult and adolescent patients with Christian principles (such services are herein referred to as the "Program");

     C.   The   parties   desire   to   cooperate   in   providing   treatment
services with Christian principles to adult and adolescent psychiatric patients at the Facility so that such patients may return to a useful life in the community;

     D. The Hospital will provide a minimum of twelve (12) contiguous beds in a separate wing for the Program's use during the initial term of this Agreement and any subsequent terms (s);

           E. The parties hereto, after considering appropriate methods of compensation for the services rendered hereunder and having reviewed the matter with independent advisors knowledgeable in the field, have determined that the compensation provided for herein reflects fair value for the services provided hereunder and will contribute to the cost efficient delivery of health care services;

     THEREFORE, it is mutually agreed as follows:

              1.        Term and Termination.

                        (a) Term. This Agreement shall have an initial term of two (2) years, commencing on July 25, 1995 and shall terminate at the end of such initial term, unless extended for an agreed upon time period, with the written approval of Hospital and NLTC.

                        (b)         Termination.   This   Agreement   may   be
terminated as follows:

                        (i)   Mutual   Agreement.   This   Agreement   may  be
terminated upon the mutual written consent of the parties on the date and time specified in the writing.

                        (ii) Default. In the event either party defaults in the performance of any material obligation under this Agreement and such default is not cured to the reasonable satisfaction of the other party within thirty (30) days after written notice is given to the defaulting party, this Agreement may be terminated by the non-defaulting party in its sole discretion immediately upon the expiration of such thirty (30) day period. If, however, the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, the defaulting party shall not be deemed to be in default if it, within such thirty (30) day period commences cure of such default and notifies the other party that a cure has been commenced and thereafter diligently prosecutes the same to completion to the reasonable satisfaction of the non-defaulting party within a reasonable period of time as determined by the non-defaulting party. Any defaults subsequently cured must be so stated in writing by the non-defaulting party.

                  (iii) Litigation. In the event that Hospital becomes subject to a temporary restraining order, preliminary injunction, permanent injunction or other legal process which cannot be stayed or discharged except by terminating or suspending this Agreement, Hospital may terminate this Agreement to the extent reasonably necessary to comply with or resolve the terms of such legal process.

                                      (iv)       Written    Notice.     Either
party may, by giving written notice of at least thirty (30) days, elect to terminate this Agreement without cause by delivering notice to the other of its desire to cause such termination.

            2. Appointment. Facility does hereby exclusively designate and appoint NLTC to manage a psychiatric treatment program with Christian
Principles at the Facility, and NLTC does hereby accept such exclusive appointment and agree to provide services in accordance with the terms of this Agreement. NLTC agrees not to manage or operate another Program for the provision of inpatient or partial day treatment within 50 miles of Hospital during the term of this Agreement. NLTC further agrees that it will not operate a Program for the provision of outpatient treatment within 30 miles of Hospital during the term of this Agreement except with the prior written approval of Hospital. Such approval is not to be unreasonably withheld and the scope of services is to be clearly defined. Hospital hereby grants approval for the outpatient Program in Southfield, Michigan.

            3.       Covenants of the Hospital.  Hospital shall:

                              (a)  Furnish  twelve  (12)  contiguous  licensed
adult psychiatric beds in a separate wing of the facility and furnish adolescent beds on an as needed and as available basis in the adolescent wing of the facility.

                        (b) Furnish reasonably necessary equipment, nursing services as agreed by the parties, support services, and inpatient and partial hospitalization services to patients, including available diagnostic facilities, as directed by each patient's attending physician or psychologist within the scope of his/her licensure and privileges granted at Hospital. Such support services will include, but not necessarily be limited to clinical ancillary services, such as laboratory, radiology and pharmacy; recreational therapy, dietary, linen, security, social services, housekeeping, admitting, medical records, utilization review and assistance with insurance verification. These do not include Extraordinary Ancillary Services such as: Emergency Room visits, EEG'S, CT scans, NM's and any outside physician consultations. Additionally, it is understood that properly equipped offices for the NLTC employees, and adequate consultation and group space will be provided. Extraordinary Ancillary Services must have prior approval of NLTC except in emergencies.

            (c) Invoice and collect all charges for services (other than professional services including history and physicals, individual psychotherapy, hospital rounds and psych testing which are billed by NLTC or its designee) rendered to patients by Hospital in the Program. All rates for Program patients shall be established by Hospital after consulting with NLTC. This section shall in no way restrict members of the medical staff or allied health professional staff from lawfully invoicing and collecting fees for professional services rendered to patients in the Program.

            (d)   Provide for all Hospital  and NLTC  employees in the Program all necessary pre-employment and periodic diagnostic and health screening procedures as are customary or required for Hospital employees. The provision of such examinations shall not be deemed to affect the status of any employee as being an employee of NLTC rather than the Hospital. NLTC is responsible for the reasonable costs associated with said screening as it relates to NLTC employees.

            (e) Maintain accreditation of the Hospital by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and pay all related application fees, and assist in the preparation of any and all information, data and material relating to the Program required in connection with application for such accreditation.

            (f) Use reasonable efforts to facilitate the processing of application for appointment and/or privileges, including temporary privileges, to the Medical Staff and Allied Health Professional Staff of qualified applicants presented by NLTC.

            (g)   Use  reasonable   efforts  to  enter  into  agreements  with
managed care providers and contractors for the provision of Program  services.

                   (h)   In    non-emergency    cases,    after   a    medical
determination of clinical criteria for admission, Hospital, after consultation with NLTC, shall at Hospital's discretion determine whether or not patients meet financial guidelines for admission.

            (i) Hospital will prepare cost reports for the Medicare and Medicaid programs as soon as is practicable and will provide copies of same to NLTC.

     4.       Covenants of NLTC. NLTC shall:

     (a) Provide intensive, specialized, Christian-oriented services in the care and treatment of Program patients and ongoing program management and support services. In addition, NLTC shall be responsible for obtaining insurance verification and pre-certification for all prospective patients in the Program.

            (b) Provide for the Program a (i) Program Manager, (ii) Medical Director (who shall be a psychiatrist duly licensed by the State of Michigan and shall be a member of the Hospital Medical Staff) and staff doctors for Program, (iii) Clinical Coordinator, (iv) Case Manager(s), (v) Intake Counselor(s); and (vi) Chaplain to provide for the professional treatment and counseling of patients and to supervise and operate the Program adequately. All medical personnel employed or contracted by NLTC to render services in the Program must be credentialed in the appropriate categories in accordance with the Hospital's policies and procedures. Such personnel shall not be deemed employees or agents of HospitaL and NLTC shall have full responsibility for compensating such personnel. NLTC will adjust staffing as census requires and as mutually agreed to between the parties. AU NLTC staff shall be subject to the prior and continuing approval of the Hospital.

           (c) Consult with the Hospital for the purpose of developing nursing coverage necessary for the Program.

           (d) Provide comprehensive marketing services for the Program, including advertising and sales. All advertisements which mention the Hospital or its address must be approved prior to publication by Hospital.

          (e) Assist in the preparation of any and all information, data and materials required in connection with application and maintenance of accreditation and licensure of the Program and the Hospital by the JCAHO, the State of Michigan and any third party payors.

         5.             Compensation.

         (a) Hospital shall pay to NLTC a monthly fee for professional and administrative services (the "Program Fee") an amount equal to fifty (50) percent of net receipts from the Program exclusive of receipts from Medicare, Medicaid, CHAMPUS and other federally funded programs. This amount shall be subject to a minimum amount of Fifty-two Thousand Five Hundred dollars ($52500) per month.

     (b) The monthly Program Fee shall be calculated by multiplying the net revenue for all NLTC program billings for a given month excluding Medicare, Medicaid, CHAMPUS and other federally funded program revenue, as determined by the Hospital billing reports and with contractual and bad debt allowances estimated in accordance with the standard accounting practices of the Hospital and Generally Accepted Accounting Principles, by 0.5. The product will then be multiplied by 0.9 to determine the amount of money that the Hospital will pay to NLTC for that month's services. This calculation is subject to the minimum payment of Fifty-two Thousand Five Hundred dollars ($52,500) per month (per paragraph 5.(a)).

         (c) The terms of 5.(a) and 5.(b) shall not apply to Medicare, Medicaid, CHAMPUS, or other patients whose treatment is paid in whole or in part by any federally funded programs. The program fee for these patient classes shall be a fixed fee in the amount of Seven Thousand Five Hundred dollars ($7,500) per month. This amount is to be considered independent of the amounts calculated and paid per the terms of paragraph 5.(a) and 5.(b).

          (d) Payment of the Program Fee shall be due within day sixty (60) days following the month of service.

     (e) Nine (9) months following a given month of service, the accounts for patients that were discharged during the given month will be audited to determine the actual net receipts exclusive of receipts from Medicare, Medicaid, CHAMPUS and other federally funded programs. The audited net receipts amount will be multiplied by 0.5 to determine the actual amount that should have been paid to NLTC for that month's services. To the extent that such audit results in additional payments by Hospital to NLTC, such payments shall be made within sixty (60) days of the above referenced audit. To the extent that such audit results in a refund of payments by NLTC to Hospital, such payments shall be made within sixty (60) days of the above referenced audit. This calculation is subject to the minimum payment of Fifty-two Thousand Five Hundred dollars ($52,500) per month (per paragraph 5.(a)).
                (f)  If  any   amount  due   hereunder   is  not  paid  on  or
within thirty (30) days of its due date, the outstanding balance shall bear simple interest from the due date at a rate of ten percent (10%) per annum until such amount shall be paid in full. In addition, the parties agree that a failure to pay within thirty (30) days of the due date shall be a material breach of this Agreement, subject to the termination and cure provisions at Section l(b)(ii). Any such termination of this Agreement shall not affect a party's obligation to pay amounts due under this Agreement, but no such payment after the cure period shall affect the effectiveness of such termination. additionally, both parties may attempt to cure any payment defaults by off-setting their respective obligations.

                (g) Hospital shall provide NLTC with copies of all reports showing charges billed, collections received and any adjustments made to the accounts of patients within the Program. In addition, Hospital will provide NLTC with detailed aging reports by account and payor type for those accounts of patients who participated in the Program. Such reports will be provided to NLTC within thirty (30) days of the end of a given month.

                    (h) Exhibit A.1 and A.2 shall provide an example of the calculation of the Program Fee, the application of the minimum base fee and the reconciliation process at the nine (9) month audit of the accounts.

                (i)  Hospital  or its duly  authorized  agent  shall  have the exclusive and sole right to invoice and collect all charges for services (other than professional services including histories and physicals, individual psychiatric therapy, hospital rounds and psych testing which are billed by NLTC or its designee) rendered by NLTC to patients in the Program. All rates for Program patients shall be established by Hospital after consultation with NLTC. This paragraph shall in no way restrict the medical director or other members of the Hospital Professional Staff and allied health professional staff from invoicing and collecting fees for professional services rendered to patients in the Program. All amounts collected by Hospital or its duly authorized agents pursuant to such invoices shall belong to Hospital and New Life shall have no right or interest in the same, except as provided herein. Hospital will notify NLTC if it uses program receivable to finance working capital needs.

                (j) For the period of August 1, 1995 through March 31, 1996, the total Program Fees shall not exceed the Fifty-two Thousand Five Hundred Dollars ($52,500) minimum variable Program Fee, per section 3.(a), and the Seven Thousand Five Hundred Dollars ($7,300) fixed Program Fee, per section 5.(c). This period shall not be subject to the audit of actual receipts per section 5.(e).

      6.  Liability  Insurance.  NLTC  shall  at its sole  cost  and  expense, maintain in full force and effect during the term of this Agreement, comprehensive general liability and malpractice (errors and omissions) insurance issued by insurance companies reasonably acceptable to Hospital. The minimum amount shall be One Million Dollars ($1,000,000) per occurrence, One Million Dollars ($1,000,000) in the aggregate for bodily injury and Twenty-Five Thousand Dollars ($25,000) for property damage, with an umbrella policy for Three Million Dollars ($3,000,000). The deductible will not exceed Ten Thousand Two Hundred Dollars ($10,200) per occurrence. Hospital shall be named as an additional insured on all such insurance. NLTC shall cause certificates evidencing such insurance to be delivered to Hospital upon Hospital's request. NLTC shall give Hospital thirty (30) days' prior written notice of any cancellation or reduction of coverage, change in deductible, material change in the terms or conditions of the policies, or addition or deletion of endorsements.

     Hospital  shall  carry  insurance   covering  losses  relating  to  general
liability and malpractice (errors or omissions) in amounts of One Million Dollars ($1,000,000) per occurrence, Three Million Dollars ($3,000,000) in the aggregate. Certificates of Hospital's insurance shall be delivered to NLTC upon NLTC's request. Hospital shall give NLTC thirty (30) days' prior written notice of any cancellation or reduction of coverage, change in deductible, material change in the terms or conditions of the policies, or addition or deletion of endorsements.

     The insurance coverage required by this paragraph shall be in full force and effect throughout the term of this Agreement and, if written on a claims made basis, for it period of four (4) years after the termination of this Agreement; provided, however, that insurance coverage for the period following the termination of this Agreement may be "tail" coverage mutually acceptable to the parties.

      7. Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall include the following: (i) all documents and other materials, including but not limited to memoranda, manuals, handbooks, production books and audio or visual recordings, which are developed by NLTC and contain written information relating to the Program (excluding written materials distributed to patients in the Program or as promotion for the Program); (ii) all methods, techniques and procedures developed by NLTC and utilized in providing psychiatric and chemical dependency care and treatment services to patients in the program at the Hospital which are not readily available through sources in the public domain; and (iii) all trademarks, trade names and service marks of NLTC; (iv) all financial, operational and related information of Hospital not readily available through sources in the public domain; and (v) the terms of third party payor agreements entered into by the Hospital.

     Both parties agree and acknowledge that the Confidential Information is disclosed to it in confidence and with the understanding that it constitutes valuable business information developed by the other party at great expenditure of time, effort and money. Each party agrees it shall not, without the express prior written consent of the other party, use Confidential Information for any purpose other than the performance of this Agreement. Each party further agrees to keep strictly confidential all Confidential Information and not disclose or reveal such information to any third party without the prior written consent of the other party.

Each party acknowledges that the disclosure of Confidential Information to it by the other party is done in reliance upon the representations and covenants in this Agreement. Upon termination of this Agreement by either party for any reason whatsoever, each party shall forthwith destroy or return to the other party all material constituting or containing Confidential Information and will not thereafter use, appropriate, or reproduce such information or disclose such information to any third party.

NLTC shall protect the confidentiality of patient information at the Facility and will comply with all Facility policies and procedures and Federal and State laws, rules and regulations concerning the release of information about patients.

      8. Recruitment of Employees. Hospital acknowledges that NLTC has expended and will continue to expend substantial time, effort and money in training its employees and independent contractors in the operation of the
Program. The employees and independent contractors of NLTC who will work in the Program at the Facility will have access to and possess Confidential Information of NLTC. Hospital acknowledges that to employ or contract with former employees or independent contractors of NLTC would likely result in the use by Hospital of NLTC Confidential Information in violation of Section 7 hereof. hospital therefore, agrees that it will not, through its efforts or through the efforts of person(s) acting as Hospital's agent, during the initial term or any extended term of this Agreement, and during an additional one (1) year thereafter, unless this agreement is terminated by Hospital for reason of default by NLTC, employ, solicit the employment of, or in any way retain the services of any employee or former employee of NLTC to work in a psychiatric treatment program if such individual has been employed or retained by NLTC at any time during the immediately preceding one (1) year unless NLTC gives its prior written consent thereto. NLTC similarly agrees it will not, during the same period or periods, employ or solicit the employment of any employee or former employee of Hospital who has been employed or retained by Hospital at any time during the preceding one (1) year without Hospital's prior written consent thereto. Nothing in this Section 8 shall be construed to prevent any psychiatrist from being granted Medical Staff privileges and treating patients in the Facility in their private practices. During the term of this agreement, Hospital agrees that it will not solicit nor agree to the formation of private practice treatment relationships with NLTC's independent contractors for the purpose of excluding NLTC from the continuance of its relationship with the Hospital, m which case, such relationships between Hospital and former independent contractors NLTC would constitute a violation of this Section 8.

      9. Compliance with Regulations. NLTC will conduct its activities and operations in strict compliance with all rules and regulations of the Hospital and its Medical Staff, applicable state and other governmental authorities and applicable accreditation standards promulgated by the Joint Commission on Accreditation of Healthcare Organizations. NLTC's employees and representatives shall comply with and observe all such rules and regulations.

      10. Service Mark License. Hospital acknowledges that New Life, New Life Treatment Centers, Inc., Minirth-Meier, Meier Clinics, and Minirth Meier New Life Clinics, Inc. are registered service marks belonging exclusively to NLTC, and that during the term of this Agreement only, Hospital is licensed to utilize these service marks in the marketing of professional services for the treatment and care of psychiatric patients in the Program. Hospital's use of these service marks shall inure to the benefit of NLTC, and shall not give Hospital any right or title therein, and any common law service marks rights acquired as a consequence of Hospital's use thereof are hereby assigned exclusively to NLTC. At the termination of this Agreement, Hospital shall immediately terminate the use of these service marks unless a separate written service mark license agreement, specifically authorizing continued use of such service marks, is entered into by the parties hereto at that time. Hospital will not cause any documents to be printed bearing such service marks without an accompanying mark indicating that such service marks are registered service marks. NLTC will not cause any documents to be printed that reference the Hospital without prior written consent of Hospital.

      11.       Access to Records.

     (a) Each party hereto agrees to maintain such records and provide such information relating to the Program, the services and supplies provided thereunder, the cost thereof and payments received in connection therewith, to the other, contracting payors, and to applicable state and federal regulatory agencies for compliance, as may be required. Such obligations shall not be terminated upon termination of this Agreement. Each party agrees to permit the other party or its authorized representatives at all reasonable times to have access upon request to books, records and other papers relating to the cost thereof and to the amounts of any payments received in connection therewith.

          (b) NLTC shall until the expiration of four (4) years after the furnishing of Medicare/Medicaid reimbursable services pursuant to this Agreement allow the Comptroller General of the United States, the Secretary of Health and Human Services, and their duly authorized representatives access to this Agreement and NLTC books, documents and records necessary to certify the nature and extent of costs of Medicare / Medicaid reimbursable services provided by NLTC under this Agreement. Any subcontract between NLTC and another organization for the provision of services related to this Agreement shall contain a clause comparable to this section 11(b).

      12. Governing Law. The validity of this Agreement, the interpretation of the rights and duties of the parties hereunder and the construction of the terms hereof shall be governed in accordance with the laws and regulations of the State of Michigan.

13. Force Majeure. If either of the parties hereto is delayed or prevented from fulfilling any of its obligations under this Agreement by force majeure, said party shall not be liable under this Agreement for said delay or failure. "Force Majeure" means any cause beyond the reasonable control of a party, including but not limited to act of God, act of omission of civil or military authorities of a state or a nation, fire, strike, flood, riot, war, delay of transportation, or inability due to the aforementioned causes to obtain necessary labor, materials or facilities.

      14. Waiver. A waiver by either party of a breach of failure to perform shall not constitute a waiver of any subsequent breach or failure.

15. Severability. If any part of this Agreement should be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found void or unenforceable.

      16. Binding Effect. This Agreement shall be binding on the heirs, executors, administrators, successor and assigns of the respective parties.

      17. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction therefore, subject to the following terms, conditions and exceptions:

            (a) The demand for arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the form existing at the time the arbitration is initiated.

     (b) There shall be a single arbitrator who shall be an attorney and whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the American Arbitration Association.

            (c) The jurisdiction of the arbitrator and the arbitrability of any issue raised by the parties shall be decided by the arbitrator in the first instance.

     (d) The venue of any arbitration shall be Macomb County, Michigan and the arbitration shall be conducted in accordance with the laws of the State of Michigan.

            (e) Notwithstanding any provisions of the Michigan Code of Civil Procedure or the Commercial Arbitration Rules of the American Arbitration Association to the contrary, each party shall have all of the rights of discovery pertaining to civil litigation as provided in the Michigan Code of Civil Procedure. Unless the parties otherwise agree in writing, any arbitration hereunder shall be conducted in accordance with the rules of evidence existing in the State of Michigan at the time of the arbitration.

            (f)   Insofar as possible,  sufficient time shall be designated in
consecutive   business  days  to  allow  for   completion  of  he  arbitration
proceedings without interruptions or adjournments.

     (g) Each of the parties will share equally in the costs and expenses of arbitration unless the arbitrator finds that the position of the non-prevailing party in such arbitration was without substantial justification or frivolous, in which event the arbitrator may assess all of such costs and expenses together with reasonable attorneys' fees against the non-prevailing party.

      18. Complete Agreement. This Agreement constitutes the complete understanding of the parties and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof , and no agreement, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. This Agreement may be modified only by a writing signed by both parties.

      19. Counterparts. This Agreement may be executed in one (1) or more counterparts, all of which together shall continue only one (1) Agreement.

     20. Notice. All notices hereunder shall be in writing delivered personally or by Certified or Registered postal mails and shall be deemed given when delivered personally or when deposited in the United States mail, addressed as below and with proper postage affixed:

            If to NLTC:  Burt T Wilson
                         Minirth Meier New Life Clinics
                         / New Life Treatment Centers, Inc.
                         570 Glenneyre Ave
                         Suite 107
                         Laguna Beach, CA 92651

If to Hospital:          Bruce A Shear, President
                         PHC of Michigan, Inc.
                         200 Lake Street
                         Peabody, MA 01960

      21.   Indemnify.

      (a) NLTC shall defend, indemnify and hold Hospital and its officers, employees and agents harmless from and against any and all liability, loss, expense, attorneys' fees, or claim for injury or damages arising from any act
or omission in connection with this       Agreement,  but  only in  proportion
to and to the extent such liability, loss, expense, attorneys' fees, or claim for injury or damages is caused by or results from the negligent or intentional acts or omissions of NLTC or its officers, physician chaplain, mental health professional contractors, agents, or employees.

      (b) Hospital shall defend, indemnify and hold NLTC and its officers, employees and agents harmless from and against any and all liability, loss, expense, attorneys' fees, or claim for inquiry or damages arising from any act or omission in connection with this Agreement, but only in proportion to and to the extent such liability loss, expense, attorneys' fees or claim for injury or damages is caused by or results from the negligent or intentional acts or omissions of Hospital or its officers, agents, or employees.

      22. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns;
provided, however, that neither party shall have the right to assign this Agreement without the prior written consent of the other party hereof, which consent may be withheld for any or no reason. Notwithstanding the foregoing Hospital may assign this Agreement to an affiliated corporation or upon a transfer of Hospital's operations at the Facility.

      23. Independent Contractor. The parties hereto acknowledge and agree that the relationship created between them is that of independent contractor. Nothing contained herein shall be construed as creating a partnership or joint venture or any other type of relationship between the parties other than one of independent contractor. It is expressly understood that each party hereto shall be responsible for its own employees and shall make no claims to the other for work and vacation pay, sick leave, retirement benefits, social security, worker's compensation, disability or unemployment insurance benefits or employee benefits of any kind. Nothing contained herein shall create any equity or leasehold interest in the Facility on the part of NLTC. In the absence of express authorization of the Hospital in each instance, NLTC shall not enjoy the use of (i) any trademark, trade secrets, trade name, service mark, proprietary information, or other intangible property belonging to hospital or (ii) any transportation, credit card, letterhead or other perquisite owned by the Hospital. Nothing in this Agreement shall be construed to confer upon NLTC any authority, express or implied, to bind or commit the Hospital to any third party in any way.

      24. Illegality. Notwithstanding anything to the contrary contained herein in the event performance by either party hereto of any term, covenant, condition or provision of this Agreement should jeopardize the licensure of hospital its participation in Blue Cross or other reimbursement or payment programs, or its full accreditation by the JCAHO or any other state or nationally recognized accrediting organization, or if for any other reason said performance should be in violation of any statute, ordinance, or be otherwise deemed illegal or unethical by a recognized body, agency, or association in the medical or hospital fields, Hospital may at its option terminate this Agreement forthwith, provided, however, in the event of any such termination under this Section, the parties hereto agree to make good faith efforts to enter into a new Agreement within thirty (30) days incorporating the terms and provisions of this Agreement which are consistent with any statute, ordinance or other requirements in effect at such time.

            25.   No  Requirement  to  Refer.   Nothing  in  this   Agreement,
whether written or oral, nor any consideration in connection herewith contemplates or requires the referral of any patient. This Agreement is not intended to influence the judgment of any physician contracting with Hospital in choosing the medical facility appropriate for the proper treatment and care of his or her patients. No physician shall receive any compensation or remuneration for referrals, if any. The parties hereto support a patient's right to select the medical facility of his or her choice.


IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the day and year first above written.



HARBOR OAKS HOSPITAL


By:  __________________________________
            Bruce A. Shear
            President



NEW LIFE TREATMENT CENTERS, INC.


By:  __________________________________
           Burt T. Wilson
           Executive Vice President

                                   Exhibit A.1
                      Example of Calculation of Program Fee

      Month 1, 1996
      Gross Charges                       $ 125,000 Per hospital billing reports
      Estimated Contractuals and Bad Debt   (31,250)Per hospital billing reports
      Net Revenue                            93,750
      Multiplied by 0.5                        0.50
                                             46,875
      Multiplied by 0.9                        0.90
      Calculated amount due to NLTC      $   42,188

      Minimum Base Amount (per 5.(a)
      and 5.(b))                         $   52,500
      Program Fee for Medicare/Medicai
      /Champus (per 5.( c))              $    7,500

NLTC would be paid $60,000 for Month 1.This amount is due on the 5th of Month 3.

      Month 2,1995
      Gross Charges                     $ 220,000  Per hospital billing reports
      Estimated Contractuals and Bad Debt (55,000) Per hospital billing reports
      Net Revenue                         165,000
      Multiplied by 0.5                      0.50
                                           82,500
      Multiplied by 0.9                      0.90
      Calculated amount due to NLTC     $  74,250

      Minimum Base Amount (per 5.(a) and
      5.(b))                            $  52,500
      Program Fee for Medicare/Medicaid
      /Champus (per 5.( c))             $   7,500

NLTC would be paid $81,750 ($74,250 + $7,500) for Month 2. This amount is due on the 5th of Month 4.

      Month 3, 1995
      Gross Charges                      $ 275,000 Per hospital billing reports
      Estimated Contractuals and Bad Debt  (68,750)Per hospital billing reports
      Net Revenue                          206,250
      Multiplied by 0.5                       0.50
                                        $  103,125
      Multiplied by 0.9                       0.90
      Calculated amount due to NLTC     $   92,813

      Minimum Base Amount (per 5.(a) and
      5.(b))                            $   52,500
      Program Fee for Medicare/Medicaid
      /Champus (per 5. (c))             $    7,500

NLTC would be paid $100,313 ($92,813 + $7,500) for Month 3. This amount is due on the 5th of Month 5.

        Month 4,1996
        Gross Charges                    $ 205,000 Per hospital billing reports
        Estimated Contractuals and Bad
        Debt                               (51,250)Per hospital billing reports
        Net Revenue                        153,750
        Multiplied by 0.5                     0.50
                                            76,875
        Multiplied by 0.9                     0.90
        Calculated amount due to NLTC   $   69,188

        Minimum Base Amount (per 5.(a) and
        .(b))                           $   52,500
        Program Fee for Medicare/Medicaid
        /Champus (per 5.( c))           $    7,500
NLTC would be paid $76,688 ($69,188 + $7,500) for Month 4. This amount is due on the 5th of Month 6.

Gross Charges does not include amounts billed to Medicare, Medicaid, CHAMPUS or other federally funded programs.

                                 Exhibit A.2
                       Example of Audit of Not Receipts

------------------------------------------------------------------------------
    In all examples below, the audit and subsequent calculations refer to non-Medicaid, Medicaid and Champus patients only. The fixed Program Fee of $7,500 is not to be included in the total receipts paid to NLTC for the purpose of doing the actual audited division of the net receipts.
------------------------------------------------------------------------------

                   -------------------------------------------------------------
    Audit          for All accounts for patients discharged in month 1 will  be
    Month 1        audited in Month 10, 9 months following month of  service, to determine the total actual receipts
                   -------------------------------------------------------------
 .
        Calculated Fee For Month 1 (per Exhibit A. 1)42,188
        Actual Program Fee Paid in Month 1 (per Exhibit A. 1)     52,500

        Audited Net Receipts for Patients Discharged in Month 1*  47,000
        Multiplied by 0.5                        0.50
        Audited Program Fee for Month 1        23,500

        Excess of Actual Program Fee Paid Over Audited Program Fee 29,000

        Amount Due Hospital                         0

Note:No refund is due to Hospital as the minimum monthly Program Fee is $52,500.

                    ------------------------------------------------------------
    Audit           for AR  accounts  for  patients  discharged  in month 2 will
    Month 2         be  audited  in Month  11, 9  months  folllowing  month of service, to determine the total actual receipts
                    ------------------------------------------------------------

 .       Calculated Fee For Month 2 (per Exhibit A.1)74,250

        Actual Program Fee Paid in Month 2 (per Exhibit A. 1)     74,250

        Audited Net Receipts for Patients Discharged in Month 2*  182,000

        Multiplied by 0.5                        0.50

        Audited Program Fee for Month 2        91,000

        Shortfall of Actual Program Fee Paid From Audited Program Fee (16,750)

        Amount Due to NLTC                     16,750

        This amount would be due Month 1, 1996 (60 days from audit in month 11)

                    ------------------------------------------------------------
  Audit for Month 3 All  accounts for  patients  discharged  in month 3 will be audited in Month 12, 9 months following month of service, to determine the total actual receipts
                    ------------------------------------------------------------

        Calculated Fee For Month 3 (per Exhibit A. 1)92,813
        Actual Program Fee Paid in Month 3 (per Exhibit A. 1)     92,813

        Audited Net Receipts for Patients Discharged in Month 3'  162,000
        Multiplied by 0.5                        0.50
        Audited Program Fee for Month 3        81,000

        Excess of Actual Program Fee Paid Over Audited Program Fee11,813

        Amount Due Hospital                    11,813
        This amount would be du March 2, 1996 (60 days from  audit in month 12)

                    ------------------------------------------------------------
  Audit for Month 4 All  accounts for  patients  discharged  in month 4 will be audited in Month 1, 9 months following month of service, to determine the total actual receipts
                    ------------------------------------------------------------

        Calculated Fee For Month 4 (per Exhibit A. 1)69,188
        Actual Program Fee Paid in Month 4 (per Exhibit A-1)69,188

        Audited Net Receipts for Patients Discharged in Month 4*  95,000
        Multiplied by 0.5                        0.50
        Audited Program Fee for Month 4        47,500

        Excess of Actual Program Fee Paid Over Audited Program Fee 21,688

Amount Due Hospital                            16,688
This amount would be due March 3, 1996 (60 days from audit in Month 1)

The full amount of the excess is nonrefundable to the Hospitals it would lower the Program Fee below the $52,5 minimum. Therefore, the difference between what was paid and the minimum fee is refunded.
69,188 - 52,500 = 16,688.

Audited net receipts do not include amounts Coined from Medicare, Medicaid, CHAMPUS and other federally funded programs.

Exhibit 10.121

LINC GROUP

      The LINC Group, Inc. 303 East Wacker Drive Chicago Illinois 60601 Tel
           312-946-1000 Fax 312-946-7304

                                                                 Martin E.
                                                                 Zimmerman
VIA
FACSIMILE
    Chairman and Chief Executive Officer

March 18, 1997



Mr. Bruce Shear
President
Pioneer Health Care, Inc.
200 Lake Street
Suite 102
Peabody, MA    01960

Dear Bruce:

It was a pleasure talking to you last week. We are pleased to propose on a lease line of credit for your needs through March 31, 1998, as outlined below. As we discussed, due to the size of the overall financing, we have used a term of 42 months for all the equipment, inclusive of computers.

Lessee:                 Pioneer Health Care, Inc. and its subsidiaries
                        200 Lake Street, Suite 102
                        Peabody, MA 01960

Lessor:                 LINC Capital Partners
                        303 East Wacker Drive, Suite 1000
                        Chicago, IL 60601

Lease Line Amount:      $200,000

Equipment:              The "Equipment"  shall consist of new and used movable
                        assets per attached "Schedule A."

                        A detailed list of the Equipment including locations to be provided by Lessee.

                        "Equipment Cost" shall be equal to the lowest of (1) manufacturer' s net invoice price exclusive of taxes, freight and installation costs; (2) net book value (determined in accordance with generally accepted accounting principles); and (3) fair market value.
                        No more than 25% of the total lease line shall be used Equipment.

Mr. Bruce Shear
March 18, 1997
Page 2

                        The "Amount Advanced" shall be equal to 100% of Equipment Cost for new Equipment. No Equipment with an Equipment Cost less than $1,000 shall be financed.

Term and Rate:          The "Initial  Lease Term" shall be for 42 months.  The
                        applicable   "Monthly  Lease  Rate  Factor"  shall  be
                        2.8307% of Equipment Cost per month, reflecting an annual implicit rate of 10.5% for the monthly rental payments only ("Lease Rate").

                        The above rates are equal to an annual implicit rate of 10.5% per year for the monthly rent payments only.

Rate Adjustment:        The rate will be  adjusted  at the time of takedown to
                        the  extent of any  increase  in the yield of 48 month
                        Treasury  Notes  which  yielded  5.78% on October  25,
                        1995.

Progress Payments:      If  requested,  progress  payments will be made at the
                        request of the lgssee. Progress payments may be for any amount over $1,000 per invoice. Interim rent shall be payable from the date progress payments are made to the Commencement Date of the corresponding
                        Equipment Schedule. Interim rent shall be calculated at the daily equivalent of the Monthly Lease Rate
                        Factor.

Commencement Date:      Commencement of each Equipment  Schedule will occur on
                        the  first  day  of  the  calendar  quarter  following
                        Lessee's acceptance of all Equipment listed on such Equipment Schedule. Equipment shall be funded on Equipment Schedules of at least $50,000 each.

Payment Terms:          Monthly,  in advance.  In  addition,  the last month's
                        rent on the entire  Lease Line Amount  shall be due on
                        the   Commencement   Date  of  the   first   Equipment
                        Schedule.  Such  rent  shall  be  applied  to the last
                        month's  rent  for  each   Equipment   Schedule  on  a
                        pro-rata   basis.  If  Lessee  does  not  utilize  the
                        entire   lease  line   described   herein,   any  such
                        unapplied rent balance shall be retained by Lessor.

End of Term Options:    At the end of the  Initial  Lease  Term  of the  first
                        Equipment Schedule, Lessee shall choose one of the following options:

                               Purchase  all,  but not less than  all,  of the
                              Equipment for Fair Market Value.

Mr. Bruce Shear
March 18, 1997
Page 3


     Renew the lease for a period of 12 months at Fair Rental Value not to exceed 50% of the monthly lease race factor payable monthly in advance. Return the Equipment to LINC in accordance with the Master Lease.

     The option must be exercised on an "all or none" basis, prior to the expiration of the Initial Lease Term of the first Equipment Schedule and shall apply to all Equipment on all Equipment Schedules.

Takedown Period:        All Equipment Schedules shall takedown prior to March
31, 1998.

Maintenance, Taxes,
and Insurance:                For the account of the Lessee.

Reports: So long as there are amounts due LINC under the Master Lease, Pioneer shall supply LINC with financial and operating performance data as is provided to Board Members and investors and the S.E.C., and shall immediately notify LINC of any material adverse change in its financial condition or business prospects.

Transaction Costs:      Lessee shall  reimburse LINC for its out-of pocket due
                        diligence  costs,  on-site  documentation  preparation
                        costs (if such  service is  requested  by Lessee)  and
                        other    reasonable    expenses    related   to   this
                        transaction, including a documentation fee of $2,000.

Earnest Money Deposit:        Upon  acceptance of this proposal,  Pioneer will
                        provide an Earnest Money Deposit of $5,000 which shall be applied first to Transaction Costs and then to the first lease rental payment.

                        In the event that this transaction is not approved by Lessor's Commitments Committee, the Earnest Money Deposit shall be returned within thirty (30) days of such decision net of Transaction Costs (if any) incurred to that date.

                        If   Pioneer   and   Lessor  do  not   execute   final
                        documentation acceptable to Lessor or if Pioneer elects not to proceed with transactions contemplated herein, then the deposit amount will be retained by Lessor.

Mr. Bruce Shear
March 18, 1997
Page 4

Conditions Precedent:   1.    Mutually acceptable  documentation,  the form of
                              which will be provided by LINC.

                        2. No material adverse change in Borrower's or Partnership's financial condition prior to each takedown.

                        3. Formal approval of the Section by LINC Capital Partner's Commitments Committee.

Commitment:             This proposal is valid until the close of business April
                        2, 1997.


If you are in agreement with the terms and conditions of this proposal, please indicate your acceptance by signing and returning it to my attention with a check made payable to LINC Capital Partners in the amount of $5,000. Upon receipt of this signed proposal and check, together with the requested financial information, we will immediately commence documentation.

Please do not hesitate to call if you have any questions. We took forward to working with you in the future.
Sincerely,





Martin E. Zimmerman

MEZ/mec


Acknowledged and Agreed:

PIONEER HEALTH CARE, INC.

By:    ___________________________

Title:  __________________________

Date:  __________________________